                                                                    EXHIBIT 10.1



================================================================================


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                             WILLIAMS-SONOMA, INC.,
                                as the Borrower,

                             BANK OF AMERICA, N.A.,
                     as administrative agent and L/C Issuer,

                              FLEET NATIONAL BANK,
                              THE BANK OF NEW YORK,
                            as co-syndication agents,

                             WELLS FARGO BANK, N.A.,
                              JPMORGAN CHASE BANK,
                           as co-documentation agents,

                                       and

                            the Lenders party hereto

                                   dated as of
                                October 22, 2002



================================================================================



                         BANC OF AMERICA SECURITIES LLC
                    Sole Lead Arranger and Sole Book Manager

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                          PAGE
ARTICLE 1         Definitions...............................................................1

        Section 1.1       Definitions.......................................................1

        Section 1.2       Other Interpretive Provisions....................................19

        Section 1.3       Accounting Terms and Determinations..............................20

        Section 1.4       Time of Day......................................................20

        Section 1.5       Letter of Credit Amounts.........................................20

ARTICLE 2         Credit Facility..........................................................21

        Section 2.1       Commitments......................................................21

        Section 2.2       Notes............................................................22

        Section 2.3       Repayment of Loan................................................22

        Section 2.4       Use of Proceeds..................................................22

        Section 2.5       Termination or Reduction of Commitments..........................22

        Section 2.6       Increase of Commitments..........................................22

ARTICLE 3         Letters of Credit........................................................23

        Section 3.1       The Letter of Credit Commitment..................................23

        Section 3.2       Procedures for Issuance and Amendment of Letters of Credit;
                          Auto-Extension Letters of Credit.................................25

        Section 3.3       Drawings and Reimbursements; Funding of Participations...........26

        Section 3.4       Repayment of Participations......................................27

        Section 3.5       Obligations Absolute.............................................28

        Section 3.6       Role of L/C Issuer...............................................29

        Section 3.7       Cash Collateral..................................................29

        Section 3.8       Applicability of ISP98...........................................30

        Section 3.9       Letter of Credit Fees............................................30

        Section 3.10      Fronting Fee and Documentary and Processing Charges Payable
                          to L/C Issuer....................................................30

        Section 3.11      Conflict with Letter of Credit Application.......................31

ARTICLE 4         Interest and Fees........................................................31

        Section 4.1       Interest Rate....................................................31

        Section 4.2       Determinations of Margins and Commitment Fee Rate................31

        Section 4.3       Payment Dates....................................................32

        Section 4.4       Default Interest.................................................32
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                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                          PAGE
        Section 4.5       Conversions and Continuations of Balances........................32

        Section 4.6       Commitment Fee...................................................33

        Section 4.7       Administrative Fee...............................................33

        Section 4.8       Computations.....................................................33

ARTICLE 5         Administrative Matters...................................................33

        Section 5.1       Borrowing Procedure..............................................33

        Section 5.2       Minimum Amounts..................................................34

        Section 5.3       Certain Notices..................................................34

        Section 5.4       Prepayments......................................................35

        Section 5.5       Method of Payment................................................36

        Section 5.6       Pro Rata Treatment...............................................37

        Section 5.7       Sharing of Payments..............................................37

        Section 5.8       Non-Receipt of Funds by the Agent................................38

ARTICLE 6         Change in Circumstances..................................................39

        Section 6.1       Increased Cost and Reduced Return................................39

        Section 6.2       Limitation on Libor Balances and IBOR Balances...................40

        Section 6.3       Illegality.......................................................41

        Section 6.4       Treatment of Affected Balances...................................41

        Section 6.5       Compensation.....................................................42

        Section 6.6       Taxes............................................................42

ARTICLE 7         Guaranties...............................................................43

        Section 7.1       Guaranties.......................................................43

        Section 7.2       New Guarantors...................................................44

ARTICLE 8         Conditions Precedent.....................................................44

        Section 8.1       Conditions to Effectiveness......................................44

        Section 8.2       All Advances.....................................................46

ARTICLE 9         Representations and Warranties...........................................47

        Section 9.1       Existence, Power and Authority...................................47

        Section 9.2       Financial Condition..............................................47

        Section 9.3       Corporate and Similar Action; No Breach..........................48

        Section 9.4       Operation of Business............................................48

        Section 9.5       Litigation and Judgments.........................................48

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                          PAGE
        Section 9.6       Rights in Properties; Liens......................................48

        Section 9.7       Enforceability...................................................48

        Section 9.8       Approvals........................................................49

        Section 9.9       Debt.............................................................49

        Section 9.10      Taxes............................................................49

        Section 9.11      Margin Securities................................................49

        Section 9.12      ERISA............................................................49

        Section 9.13      Disclosure.......................................................49

        Section 9.14      Subsidiaries; Capitalization.....................................50

        Section 9.15      Material Agreements..............................................50

        Section 9.16      Compliance with Laws.............................................50

        Section 9.17      Investment Company Act...........................................50

        Section 9.18      Public Utility Holding Company Act...............................50

        Section 9.19      Environmental Matters............................................51

        Section 9.20      Broker's Fees....................................................52

        Section 9.21      Employee Matters.................................................52

        Section 9.22      Solvency.........................................................52

ARTICLE 10        Affirmative Covenants....................................................52

        Section 10.1      Reporting Requirements...........................................52

        Section 10.2      Maintenance of Existence; Conduct of Business....................55

        Section 10.3      Maintenance of Properties........................................55

        Section 10.4      Taxes and Claims.................................................55

        Section 10.5      Insurance........................................................55

        Section 10.6      Inspection Rights................................................56

        Section 10.7      Keeping Books and Records........................................56

        Section 10.8      Compliance with Laws.............................................56

        Section 10.9      Compliance with Agreements.......................................56

        Section 10.10     Further Assurances...............................................56

        Section 10.11     ERISA............................................................57

ARTICLE 11        Negative Covenants.......................................................57

        Section 11.1      Debt.............................................................57

        Section 11.2      Limitation on Liens and Restrictions on Subsidiaries.............58

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                          PAGE
        Section 11.3      Mergers, Etc.....................................................60

        Section 11.4      Restricted Payments..............................................60

        Section 11.5      Investments......................................................61

        Section 11.6      Limitation on Issuance of Capital Stock of Subsidiaries..........62

        Section 11.7      Transactions with Affiliates.....................................62

        Section 11.8      Disposition of Assets............................................62

        Section 11.9      Lines of Business................................................62

        Section 11.10     Limitations on Restrictions Affecting the Borrower and its
                          Subsidiaries.....................................................63

        Section 11.11     Environmental Protection.........................................63

        Section 11.12     ERISA............................................................63

ARTICLE 12        Financial Covenants......................................................64

        Section 12.1      Leverage Ratio...................................................64

        Section 12.2      Fixed Charge Coverage Ratio......................................64

        Section 12.3      Minimum Tangible Net Worth.......................................64

        Section 12.4      Capital Expenditures.............................................64

ARTICLE 13        Default..................................................................64

        Section 13.1      Events of Default................................................64

        Section 13.2      Remedies.........................................................67

        Section 13.3      Performance by the Agent.........................................68

        Section 13.4      Set-off..........................................................68

        Section 13.5      Continuance of Default...........................................68

ARTICLE 14        The Agent................................................................68

        Section 14.1      Appointment and Authorization of the Agent.......................68

        Section 14.2      Delegation of Duties.............................................69

        Section 14.3      Liability of the Agent...........................................69

        Section 14.4      Reliance by the Agent............................................69

        Section 14.5      Notice of Default................................................70

        Section 14.6      Credit Decision; Disclosure of Information by the Agent..........70

        Section 14.7      Indemnification of the Agent.....................................71

        Section 14.8      The Agent in Individual Capacity.................................71

        Section 14.9      Resignation of the Agent.........................................72

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                          PAGE
        Section 14.10     Agent May File Proofs of Claim...................................72

        Section 14.11     Guaranty Matters.................................................73

        Section 14.12     Co-Agents; Lead Managers.........................................73

ARTICLE 15        Miscellaneous............................................................73

        Section 15.1      Attorney Costs, Expenses and Taxes...............................73

        Section 15.2      Indemnification by the Borrower..................................74

        Section 15.3      Limitation of Liability..........................................74

        Section 15.4      No Duty..........................................................75

        Section 15.5      No Fiduciary Relationship........................................75

        Section 15.6      Equitable Relief.................................................75

        Section 15.7      No Waiver; Cumulative Remedies...................................75

        Section 15.8      Successors and Assigns...........................................75

        Section 15.9      Survival.........................................................78

        Section 15.10     Entire Agreement.................................................79

        Section 15.11     Amendments and Waivers...........................................79

        Section 15.12     Maximum Interest Rate............................................80

        Section 15.13     Notices and Other Communications; Facsimile Copies...............80

        Section 15.14     Governing Law; Venue; Service of Process.........................81

        Section 15.15     Counterparts.....................................................82

        Section 15.16     Severability.....................................................82

        Section 15.17     Headings.........................................................82

        Section 15.18     Construction.....................................................82

        Section 15.19     Independence of Covenants........................................82

        Section 15.20     Waiver of Jury Trial.............................................82

        Section 15.21     Confidentiality..................................................83

        Section 15.22     Foreign Lenders..................................................83

        Section 15.23     Amendment and Restatement........................................84

                                INDEX TO EXHIBITS


EXHIBIT A             Form of Revolving Note
EXHIBIT B             Form of Swingline Note
EXHIBIT C             Form of Assignment and Acceptance
EXHIBIT D             Form of Compliance Certificate
EXHIBIT E             Form of Subsidiary Guaranty
EXHIBIT F             Form of Notice of Borrowings, Conversions, Continuations
                      or Prepayments
EXHIBIT G             Form of Joinder Agreement
EXHIBIT H             Form of Acknowledgment of Intercreditor Agreement


                               INDEX TO SCHEDULES

Schedule 1            Existing Letters of Credit
Schedule 9.4          Operation of Business
Schedule 9.5          Litigation and Judgments
Schedule 9.9          Debt
Schedule 9.10         Taxes
Schedule 9.12         ERISA Matters
Schedule 9.14         Subsidiaries; Capitalization
Schedule 9.15         Material Agreements
Schedule 9.19         Environmental Matters
Schedule 9.20         Broker's Fees
Schedule 9.21         Employee Matters
Schedule 11.2         Permitted Liens
Schedule 11.5         Investments
Schedule 15.13        Addresses for Notices

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

        THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement"), dated as of October 22, 2002, is among WILLIAMS-SONOMA, INC., a corporation duly organized and validly existing under the laws of the State of California (the "Borrower"), each of the banks or other lending institutions which is (or which may from time to time become) a party hereto or any successor or assignee thereof pursuant to Section 15.8(b) (individually, a "Lender" and, collectively, the "Lenders"), and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders (in its capacity as administrative agent, together with its successors in such capacity, the "Agent") and as L/C Issuer.

                                R E C I T A L S:

        A. The Borrower has requested that the Lenders extend a $200,000,000 unsecured credit facility to the Borrower in the form of a revolving credit facility to refinance existing debt of the Borrower, finance capital expenditures, provide working capital to the Borrower and its Subsidiaries and for other general corporate purposes.

        B. The Lenders are willing to extend such credit to the Borrower upon the terms and conditions set forth in this Agreement and the other Loan Documents.

        NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE 1

                                   Definitions

        Section 1.1 Definitions. Wherever used in this Agreement, the following terms have the following meanings:

        "Acknowledgment of Intercreditor Agreement" means an agreement, in substantially the form of Exhibit H, entered into by a Lender pursuant to
Section 8.1(a)(vii) or an Eligible Assignee pursuant to Section 15.8(b).

        "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Agent.

        "Affected Balances" has the meaning specified in Section 6.4.

        "Affected Libor/IBOR Balances" has the meaning specified in Section 6.5.

        "Affiliate" means, with respect to any Person, any other Person: (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds ten percent (10.0%) or more of any class of Capital Stock of such Person; or (c) ten percent (10.0%) or more of the Capital Stock of which is directly or indirectly beneficially owned or held by the Person in question. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of Capital Stock, by contract or otherwise; provided, however, in no event shall the Agent or any Lender be deemed an Affiliate of the Borrower or any Subsidiary of the Borrower.

        "Agent" has the meaning specified in the introductory paragraph of this Agreement.

        "Agent-Related Persons" means the Agent (including any successor administrative agent), each of the Agent's Affiliates (including, in the case of Bank of America in its capacity as the Agent, the Arranger) and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Agreement" has the meaning specified in the introductory paragraph of this Agreement, as the same may be amended, restated or otherwise modified.

        "Applicable Lending Office" means, for each Lender and for each Type of Balance, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such Type of Balance in such Lender's Administrative Questionnaire (or, with respect to a Lender that becomes a party to this Agreement pursuant to an assignment made in accordance with Section 15.8(b), in the Assignment and Acceptance executed by it) or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which advances of such Type of Balance are to be made and maintained.

        "Applicable Rate" has the meaning specified in Section 4.1.

        "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

        "Asset Disposition" means, with respect to any Person, the disposition, whether a sale (including any sale/lease-back arrangement), lease, assignment, transfer or other voluntary disposition of any asset of such Person (including the sale or other disposition of any Capital Stock of any Subsidiary of such Person, but excluding any transaction among any of the Borrower and any Guarantor or any Subsidiary that concurrently therewith becomes a Guarantor) other than (a) sales of inventory in the ordinary course of business, (b) asset dispositions which constitute an Investment permitted by Section 11.5, (c) Permitted Sale-Leasebacks and (d) sales of equipment that is obsolete or no longer useful in the business of such Person for an aggregate amount not in excess of $10,000,000 in any Fiscal Year.

        "Assignment and Acceptance" means an assignment and acceptance, in substantially the form of Exhibit C, entered into by a Lender and an Eligible Assignee pursuant to Section 15.8(b) and accepted by the Borrower (if required) and the Agent.

        "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

        "Balance" means any of the Base Rate Balance, a Libor Balance or an IBOR Balance.

        "Bank of America" means Bank of America, N.A. and its successors and assigns.

        "Bankruptcy Code" has the meaning specified in Section 13.1(e).

        "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus one-half of one percent (0.50%) and
(b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

        "Base Rate Balance" means the portion of the Loan that bears interest at a rate based upon the Base Rate.

        "Base Rate Margin" has the meaning specified in Section 4.2.

        "Borrower" has the meaning specified in the introductory paragraph of this Agreement.

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state of Washington and, if such day relates to any Libor Balance or IBOR Balance, means any such day on which dealings in Dollar deposits are conducted by and between banks in the offshore Dollar interbank market.

        "Capital Expenditures" means, for any period, all expenditures of the Borrower and its Subsidiaries which are classified as capital expenditures in accordance with GAAP, including the aggregate amount of all such expenditures incurred during such period which constitute Capital Lease Obligations.

        "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property, which obligations are classified and accounted for as a capital lease on a balance sheet of such Person in accordance with GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

        "Capital Stock" means corporate stock and any and all shares, partnership interests, limited liability company interests, membership interests, equity interests, participations, rights, securities (excluding debt securities) or other equivalent evidences (however designated) of ownership or any options, warrants, voting trust certificates or other instruments evidencing an ownership interest or a right to acquire an ownership interest in a Person (however designated) issued by any entity (whether a corporation, partnership, limited liability company or other type of entity).

        "Cash Collateralize" has the meaning specified in Section 3.7.

        "Change of Control" means, with respect to any Person, an event or series of events by which: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such Person or its Subsidiaries, or any Person acting in its capacity as trustee, agent or other fiduciary, or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of fifty percent (50.0%) or more of the membership interests of such Person; or (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) preceding constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clause (i) and clause
(ii) preceding constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

        "Closing Date" has the meaning specified in Section 8.1.

        "Code" means the Internal Revenue Code of 1986.

        "Commitment" means, as to each Lender, the obligation of such Lender to
(a) make advances of funds pursuant to Section 2.1 and (b) purchase participations in L/C Obligations in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto (or if applicable, the most recent Assignment and Acceptance executed by such Lender) under the heading "Commitment," as the same may be reduced or terminated pursuant to Section 2.5 or Section 13.2. The aggregate amount of the Commitments as of the Closing Date equals two hundred million Dollars ($200,000,000).

        "Commitment Fee Rate" has the meaning specified in Section 4.2.

        "Commitment Percentage" means, with respect to each Lender, the percentage equivalent (carried to nine (9) decimal places) of a fraction, the numerator of which is the aggregate amount of the Commitment of such Lender (or if such Commitment has terminated or expired, the outstanding principal amount of the Revolving Loan of such Lender with respect thereto) and the denominator of which is the aggregate amount of the Commitments of all of the Lenders (or if such Commitments have terminated or expired, the outstanding principal amount of the Revolving Loans of all of the Lenders with respect thereto).

        "Compliance Certificate" means a certificate in substantially the form of Exhibit D, properly completed and executed by the chief financial officer or Vice President, Finance of the Borrower.

        "Continue," "Continuation" and "Continued" shall refer to the continuation pursuant to Section 4.5, from one Interest Period to the next Interest Period, of a Libor Balance as a Libor Balance or of an IBOR Balance as an IBOR Balance.

        "Convert," "Conversion" and "Converted" shall refer to a conversion pursuant to Section 4.5 or Article 6 of (a) Balances of one Type under the Revolving Loan into Balances of the other Type under the Revolving Loan and (b) Balances of one Type under the Swingline Advances into Balances of the other Type under the Swingline Advances.

        "Debt" means, with respect to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days or that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP; (d) all Capital Lease Obligations of such Person; (e) Guarantees by such Person of indebtedness, liabilities or obligations of the kinds described in clauses (a), (b), (c), (d), (f), (g), (h),
(i), (j), (k) and (l) of this definition; (f) all indebtedness, liabilities and obligations of the types described in the foregoing clauses (a) through (e) secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities and obligations secured thereby have been assumed by such Person or are non-recourse to such Person; provided, however, that the amount of such Debt of any Person described in this clause (f) shall, for purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Debt or (ii) the fair market value of the Property encumbered, as determined by the Agent in its discretion; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments; (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan (excluding obligations to deliver stock in respect of stock options or stock ownership plans); (i) all vested obligations of such Person for the payment of money under any earn-out, noncompete, consulting or similar arrangements providing for the deferred payment of the purchase price for any property to the extent that any such obligations are, according to GAAP, reflected as a capitalized liability on a balance sheet of such Person; (j) all obligations of such Person to redeem or retire shares of Capital Stock of such Person; (k) all indebtedness, liabilities and obligations of such Person under any Hedge Agreement; and (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Debt of any Person shall include the Debt of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Debt.

        "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

        "Default Rate" means, in respect of any principal of the Loan or any other amount payable by the Borrower under any Loan Document, a rate per annum equal to the sum of two percent (2.00%), plus the Applicable Rate for the Base Rate Balance as in effect from time to time (provided that for amounts outstanding as Libor Balances or IBOR Balances, the "Default Rate" for such principal shall be two percent (2.00%), plus the Applicable Rate for each Libor Balance or IBOR Balance, as applicable, for the remainder of the applicable Interest Period as provided in
Section 4.1, and, thereafter, the rate provided for above in this definition).

        "Dollars" and "$" mean lawful money of the U.S.

        "Domestic Subsidiary" means any Subsidiary of the Borrower that is organized under the laws of any political subdivision of the United States.

        "EBITDAR" means, for any period, the total of the following calculated for the Borrower, without duplication, on a consolidated basis for such period:
(a) Net Income; plus (b) any provision for (or less any benefit from) income or franchise taxes to the extent included in the determination of Net Income; plus
(c) Interest Expense to the extent included in the determination of Net Income; plus (d) amortization and depreciation expense to the extent included in the determination of Net Income; plus (e) other non-cash, non-recurring charges to the extent included in the determination of Net Income; minus (f) other non-recurring gains to the extent included in the determination of Net Income; plus (g) all lease and rent expense for any real Property or personal Property to the extent included in the determination of Net Income.

        "Eligible Assignee" has the meaning specified in Section 15.8(g).

        "Environmental Laws" means any and all federal, state and local laws, regulations and requirements regulating health, safety or the environment.

        "Environmental Liabilities" means, as to any Person, all indebtedness, liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability or criminal or civil statute, including any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

        "ERISA" means the Employee Retirement Income Security Act of 1974.

        "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or any Subsidiary of the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower or any Subsidiary of the Borrower.

        "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Libor Rate for each outstanding Libor Balance and the IBOR Rate for each outstanding IBOR Balance shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage. The determination of the Eurodollar Reserve Percentage by the Agent with respect to the Libor Rate and by Bank of America with respect to the IBOR Rate shall be conclusive in the absence of manifest error.

        "Event of Default" has the meaning specified in Section 13.1.

        "Existing Letters of Credit" means the letters of credit issued by Bank of America and listed on Schedule 1 hereto.

        "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Agent and (c) with respect to determination of the IBOR Rate as of any day and for any Interest Period, the rate for Federal funds transactions of a duration of such Interest Period as determined in accordance with clause (a) and clause (b) preceding by Bank of America.

        "Fee Letter" means the certain letter agreement dated as of September 23, 2002 among the Borrower, the Arranger and Bank of America.

        "Fiscal Period" means one of the three fiscal periods in a Fiscal Quarter each of which is approximately one calendar month in duration. There are twelve (12) Fiscal Periods in a Fiscal Year.

        "Fiscal Quarters" means one of four thirteen (13) week or, if applicable, fourteen (14) week quarters in a Fiscal Year, with the first of such quarters beginning on the first day of a Fiscal Year and ending on the Sunday of the thirteenth (or fourteenth, if applicable) week in such quarter.

        "Fiscal Year" means the Borrower's fiscal year for financial accounting purposes beginning on the Monday following the Sunday nearest January 31 of each year and ending on the Sunday nearest January 31 of the following year. The current (as of the date hereof) Fiscal Year of the Borrower will end on February 2, 2003.

        "Fixed Charge Coverage Ratio" means, for any period and determined on a consolidated basis for the Borrower and its Subsidiaries, the ratio of (a) EBITDAR for such period to (b) the sum of each of the following for such period
(i) Interest Expense to the extent included in the determination of Net Income, plus (ii) lease and rent expense for any real Property or personal

Property plus (iii) scheduled principal payments on long-term Debt (including capital leases) arising during such period.

        "Foreign Lender" means any Lender that is a "foreign corporation, partnership or trust" within the meaning of the Code.

        "Foreign Subsidiary" means each Subsidiary of the Borrower that is not a Domestic Subsidiary.

        "Funded Debt" means, with respect to any Person (the "subject Person") at any time (without duplication): (a) Debt described in clauses (a), (b), (c),
(d), (f) and (g) of the definition of Debt, other than Debt consisting of Undrawn Trade Letters of Credit, and (b) Guarantees by the subject Person of Funded Debt (as described in clause (a) preceding) of any other Person.

        "GAAP" means generally accepted accounting principles, applied on a "consistent basis" (as such phrase is interpreted in accordance with Section 1.3), as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.

        "Governmental Authority" means any nation or government, any federal, state, county, municipal, parish, provincial, township or other political subdivision thereof, and any department, commission, board, court, agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Guarantee" means any indebtedness, liability or obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person or indemnifying such other Person for any Debt or other obligation and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be equal to the lesser of (y) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or (z) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as mutually determined by the Borrower and the Agent in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

        "Guarantor" means any Person who is or becomes a party to any Guaranty of the Obligations or any part thereof, including each Subsidiary of the Borrower who is a party to the Subsidiary Guaranty pursuant to the terms of
Article 7.

        "Guaranty" means the Subsidiary Guaranty or any other guaranty agreement executed and delivered by a Person in favor of the Agent, for the benefit of the Agent and the Lenders, and any and all amendments, restatements or other modifications thereof, and "Guaranties" means all of such agreements, collectively.

        "Hazardous Material" means any substance, product, waste, pollutant, chemical, contaminant, insecticide, pesticide, constituent or material which is or becomes listed, regulated or addressed under any Environmental Law as a result of its hazardous or toxic nature.

        "Hedge Agreement" means any agreement, device or arrangement designed to protect a Person from the fluctuations of interest rates, exchange rates or forward rates applicable to its assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, swap or collar protection agreements and forward rate currency or interest rate options, as the same may be amended or modified and in effect from time to time, and any cancellation, buy-back, reversal, termination or assignment of any of the foregoing.

        "IBOR Balance" means any portion of the Swingline Advances that bears interest at a rate based upon the IBOR Rate.

        "IBOR Base Rate" means the interest rate at which Bank of America's Grand Cayman Banking Center, Grand Cayman, British West Indies, would offer Dollar deposits for the applicable Interest Period to other major banks in the offshore Dollar interbank market.

        "IBOR Interest Period" means, with respect to any IBOR Balance, each period commencing on the date such Balance is established or Continued or Converted from the Base Rate Balance under the Swingline Advances to an IBOR Balance or the last day of the next preceding Interest Period with respect to such IBOR Balance, and ending one, two, three, four, five, six or seven days thereafter, as the Borrower may select as provided in Section 4.5 or Section
5.3. Notwithstanding the foregoing: (a) each IBOR Interest Period shall end on a Business Day; (b) no Interest Period may extend beyond the Maturity Date; and
(c) no more than three (3) IBOR Interest Periods shall be in effect at the same time.

        "IBOR Rate" means, with respect to any IBOR Balance for the relevant Interest Period, a rate per annum determined by Bank of America pursuant to the following formula:

                      IBOR Rate     =              IBOR Base Rate
                                        ------------------------------------
                                        1.00 - Eurodollar Reserve Percentage

        "IBOR Rate Margin" has the meaning specified in Section 4.2.

        "Indemnified Liabilities" has the meaning specified in Section 15.2.

        "Intellectual Property" means any U.S. or foreign patents, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

        "Interest Expense" means, for any period and for any Person, the sum of
(a) interest expense of such Person calculated without duplication on a consolidated basis for such period in accordance with GAAP, plus (b) interest expenses paid under Hedge Agreements during such period minus (c) interest payments received under Hedge Agreements during such period.

        "Interest Period" means a Libor Interest Period or an IBOR Interest Period, as applicable.

        "Investments" has the meaning specified in Section 11.5.

        "Joinder Agreement" means an agreement to be executed by a Person pursuant to the terms of Section 7.2, in substantially the form of Exhibit G.

        "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Commitment Percentage.

        "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a borrowing under the Loan.

        "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

        "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

        "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all outstanding L/C Borrowings.

        "Lender" has the meaning specified in the introductory paragraph of this Agreement and, as the context requires, includes the L/C Issuer.

        "Letter of Credit" means any letter of credit issued hereunder and shall include the Existing Letters of Credit. Each Letter of Credit shall be a standby letter of credit.

        "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in such form as shall at any time be in use by the L/C Issuer.

         "Letter of Credit Sublimit" means an amount equal to $50,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the aggregate Commitments.

        "Leverage Ratio" means, as of any period end and determined on a consolidated basis for the Borrower and its Subsidiaries, the ratio of (a) Total Adjusted Funded Debt to (b) EBITDAR.

        "Libor Balance" means any portion of the Revolving Loan that bears interest at a rate based upon the Libor Rate.

        "Libor Base Rate" means, with respect to any Libor Interest Period (a) the rate per annum equal to the rate determined by the Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, (b) in the event the rate referenced in the preceding clause
(a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period or (c) in the event the rates referenced in clause (a) or clause (b) preceding are not available, the rate per annum determined by the Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Libor Balance being advanced, Continued or Converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 4:00 p.m. (London time) two (2) Business Days prior to the first day of such Interest Period. The determination of the Libor Base Rate by the Agent shall be conclusive in the absence of manifest error.

        "Libor Interest Period" means with respect to any Libor Balance, each period commencing on the date such Balance is established or Continued or Converted from the Base Rate Balance to a Libor Balance, or the last day of the next preceding Libor Interest Period with respect to such Libor Balance, and ending one week thereafter or on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 4.5 or Section 5.3, except that each such Libor Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Libor Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business
Day); (b) any Libor Interest Period which would otherwise extend beyond the Maturity Date shall end on the Maturity Date; (c) no more than ten (10) Libor Interest Periods shall be in effect at the same time; and (d) no Libor Interest Period for any Libor Balance shall have a duration of less than one (1) week and, if the Libor Interest Period would otherwise be a shorter period, the related Libor Balance shall not be available hereunder.

        "Libor Rate" means, with respect to any Libor Balance for the relevant Interest Period, a rate per annum determined by the Agent pursuant to the following formula:

                      Libor Rate     =             Libor Base Rate
                                        ------------------------------------
                                        1.00 - Eurodollar Reserve Percentage

        "Libor Rate Margin" has the meaning specified in Section 4.2.

        "Lien" means any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, assignment, preference, priority or other encumbrance of any kind or nature whatsoever (including any conditional sale or title retention agreement), whether arising by contract, operation of law or otherwise.

        "Loan" means the Revolving Loan and the Swingline Advances.

        "Loan Documents" means this Agreement, the Notes, the Subsidiary Guaranty, any Joinder Agreement and all other agreements, documents and instruments now or hereafter executed and/or delivered pursuant to or in connection with any of the foregoing, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof (excluding any commitment letter, term sheet or other agreement entered into prior to the Closing Date).

        "Margin Adjustment Date" has the meaning specified in Section 4.2.

        "Material Adverse Effect" means any material adverse effect, or the occurrence of any event or the existence of any condition that could reasonably be expected to have a material adverse effect, on (a) the business or financial condition, prospects, performance or operations of the Borrower individually or the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower individually or the Borrower and its Subsidiaries taken as a whole to pay and perform the obligations for which it or they, as applicable, are responsible when due or (c) the validity or enforceability of (i) any of the Loan Documents or (ii) the rights and remedies of the Agent or the Lenders under any of the Loan Documents.

        "Maturity Date" means the day which is the third anniversary of the Closing Date.

        "Maximum Rate" has the meaning specified in Section 15.12.

        "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate at any time within the six (6) year period preceding the date hereof or hereafter and which is covered by Title IV of ERISA.

        "Net Income" means, for any period and any Person, such Person's consolidated net income (or loss) determined in accordance with GAAP, but excluding the income of any other

Person (other than Subsidiaries) in which such Person or any Subsidiary of such Person has an ownership interest, unless received by such Person or a Subsidiary of such Person in a cash distribution.

        "Net Proceeds" means (a) in connection with any disposition of Property of the Borrower or any of its Subsidiaries, the cash proceeds received by such Person from such disposition (including payments under notes or other debt Securities received in connection with any such disposition, but only as and when received) net of (i) the costs of such disposition (including reasonable, out-of-pocket professional fees and expenses, investment banking fees, financial advisory fees, taxes, notarial fees, survey costs, title insurance premiums, required escrow deposits and purchase price adjustments and other customary fees and expenses, in each case attributable to and actually paid in connection with such disposition) and (ii) amounts applied to repayment of Debt (other than the Obligations) secured by a Lien on the Property disposed of and (b) in connection with issuance of any Securities, the cash proceeds received from such issuance, net of all costs of such issuance (including reasonable, out-of-pocket professional fees and expenses, notarial fees, underwriting discounts and commissions, placement, underwriting or arrangement fees and other customary fees and expenses) actually paid.

        "Note Agreement" means that certain Note Agreement Re: $40,000,000 7.20% Senior Notes Due August 8, 2005, dated as of August 1, 1995, entered into by the Borrower and the "Purchasers" party thereto and each other agreement, document or instrument entered into or delivered in connection therewith, as such agreements, documents and instruments may be amended, restated or otherwise modified from time to time.

        "Notes" means the Revolving Notes and the Swingline Note.

        "Obligations" means any and all (a) obligations, indebtedness and liabilities of the Borrower to the Agent and the Lenders, or any of them, arising pursuant to this Agreement or any other Loan Document or otherwise with respect to the Loan or any Letter of Credit, whether now existing or hereafter arising, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including the obligation of the Borrower to repay the Loan, interest on the Loan and all fees, costs and expenses (including Attorney Costs) provided for in the Loan Documents and (b) indebtedness, liabilities and obligations of the Borrower under any Hedge Agreement that the Borrower may enter into with the Agent, any Lender or any of their respective Affiliates if and to the extent that such Hedge Agreement is permitted in accordance with Section 11.1(i).

        "Offering Memorandum" means the Confidential Offering Memorandum dated September 2002, prepared and distributed by the Arranger with respect to the syndication of the Commitments and the Loan evidenced by this Agreement.

        "Original Agreement" means that certain Amended and Restated Credit Agreement, dated as of August 23, 2000, among the Borrower, Bank of America, as agent, and the "Lenders" party thereto which originally provided for credit facilities in an aggregate principal amount of $200,000,000.

        "Other Taxes" has the meaning specified in Section 6.6(b).

        "Outstanding Amount" means (i) with respect to the Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of the Loan, as the case may be, occurring on such date and (ii) with respect to L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other change in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursement of any outstanding unpaid drawing under any Letter of Credit or any reduction in the maximum amount available for drawing under any Letter of Credit taking effect on such date.

        "Participant" has the meaning specified in Section 15.8(d).

        "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

        "Permit" means any permit, certificate, approval order, license or other authorization.

        "Permitted Acquisition" means any acquisition of the Capital Stock of a Person or any acquisition of Property which constitutes a significant or material portion of an existing business of a Person, in each case, in a transaction that satisfies each of the following requirements:

               (a) No Default; Certificate of Compliance. Both before and after giving effect to such acquisition and any advance of the Loan requested to be made in connection therewith, no Default exists or will exist or would result therefrom, and, not less than five (5) Business Days prior to the date of such acquisition, the Borrower shall provide the Agent and the Lenders with a certificate duly executed by the chief financial officer or Vice President, Finance of the Borrower which represents and warrants pro forma compliance with each of the terms and covenants of this Agreement as of the date of and after giving effect to such acquisition;

               (b) Consideration. The total consideration (whether classified as purchase price, noncompete payments or otherwise, and including the amount of all Debt incurred, assumed or acquired by the Borrower and its Subsidiaries in connection with such acquisition, and without regard to whether such amount is paid at closing or paid over time and the Dollar value of all other assets, including Capital Stock of the Borrower, to be transferred by the purchaser in connection with such acquisition to the seller or sellers, all valued in accordance with the applicable agreement entered into between the Target and/or the seller and the purchaser) to be paid by the Borrower and its Subsidiaries in connection with all such acquisitions during any Fiscal Year shall not exceed twenty percent (20.0%) of the Borrower's Tangible Net Worth as of the end of the immediately preceding Fiscal Year;

               (c) Diligence. The Borrower has completed due diligence to its satisfaction on the Target or the Property to be acquired and has provided the Agent and the Lenders with copies of all agreements and information (including due diligence materials) entered into or received by the Borrower or requested by the Agent or any Lender, as the Agent or any Lender may reasonably request;

               (d) Structure. If the proposed acquisition is an acquisition of the Capital Stock of a Target, the acquisition will be structured so that the Target will become a Wholly-Owned Subsidiary; if the proposed acquisition is an acquisition of assets, the acquisition will be structured so that the Borrower or a Wholly-Owned Subsidiary shall acquire such assets; and, if the proposed acquisition is the acquisition of a Person, the Board of Directors of such Person has approved such acquisition;

               (e) Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries shall, as a result of or in connection with any such acquisition, assume or incur any contingent liabilities (whether relating to environmental, tax, litigation or other matters) that could reasonably be expected, as of the date of such acquisition, to result in the existence or occurrence of a Material Adverse Effect; and

               (f) Lines of Business. The Target shall be engaged in substantially the same line or lines of business, or a business reasonably related or complementary thereto, as the Borrower and its Subsidiaries.

        "Permitted Liens" means the Liens permitted by Section 11.2.

        "Permitted Sale-Leaseback" means a transaction designed to reduce state tax liability whereby the Borrower or one of its Subsidiaries sells Property to another Person which finances the purchase price of such Property by selling notes to, or otherwise borrowing from, the Borrower or one of its Subsidiaries and leases such Property to the seller in an operating lease transaction.

        "Person" means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority or other entity.

        "Plan" means any employee benefit plan established or maintained by the Borrower or any ERISA Affiliate and which is subject to Title IV of ERISA.

        "Principal Office" means the office of the Agent, located at 701 Fifth Avenue, Seattle, Washington 98104.

        "Prohibited Transaction" means any transaction described in Section 406 or 407 of ERISA or Section 4975(c)(1) of the Code for which no statutory or administrative exemption applies.

        "Projections" means the Borrower's forecasted consolidated (a) balance sheets, (b) profit and loss statements, (c) cash flow statements and (d) capitalization statements, all materially consistent with the Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

        "Property" means, for any Person, property or assets of all kinds, real, personal or mixed, tangible or intangible (including all rights relating thereto), whether owned or acquired on or after the Closing Date.

        "Quarterly Payment Date" means the last Business Day of each March, June, September and December of each year, the first of which shall be December 31, 2002.

        "Register" has the meaning specified in Section 15.8(c).

        "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended, modified or supplemented from time to time or any successor regulation therefor.

        "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended, modified or supplemented from time to time or any successor regulation therefor.

        "Regulatory Change" means, with respect to any Lender, any change after the date of this Agreement (other than with respect to taxes excluded by the first sentence of Section 6.6(a)) in U.S. federal, state or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests (other than with respect to taxes excluded by the first sentence of Section 6.6(a)) applying to a class of lenders including such Lender of or under any U.S. federal or state or any foreign laws or regulations (whether or not having the force of law) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof.

        "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching or migration of Hazardous Materials into the indoor or outdoor environment or into or from Property owned or leased by such Person, including the migration of Hazardous Materials through or in the air, soil, surface water, ground water or property, in violation of Environmental Laws.

        "Remedial Action" means all actions required under applicable Environmental Laws to (a) clean up, remove, treat or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care; provided that "Remedial Action" shall not include such actions taken in the normal course of business and in material compliance with Environmental Laws.

        "Reportable Event" means any of the events set forth in Section 4043 of ERISA for which the 30-day notice requirement has not been waived by the PBGC.

        "Required Lenders" means any combination of Lenders having more than fifty percent (50.0%) of the sum of the Commitments or, if the Commitments have terminated, the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations being deemed "held" by such Lender for purposes of this definition).

        "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of the Borrower. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the

Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

        "Revolving Loan" means, as to any Lender, the advances made by such Lender pursuant to Section 2.1 (other than Swingline Advances), and, as to all Lenders, all such advances made or held by the Lenders pursuant to Section 2.1.

        "Revolving Notes" means the promissory notes provided for by Section 2.2 (other than the Swingline Note) and all amendments, restatements or other modifications thereof.

        "Securities" means any stock, shares, options, warrants, voting trust certificates or other instruments evidencing an ownership interest or a right to acquire an ownership interest in a Person or any bonds, debentures, notes or other evidences of indebtedness for borrowed money, secured or unsecured.

        "Solvent" means, with respect to any Person as of the date of any determination, that on such date (a) the fair value of the Property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including contingent liabilities, of such Person,
(b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

        "Subsidiary" means, (a) when used to determine the relationship of a Person (the "parent") to another Person, a Person (the "subsidiary") of which an aggregate of more than fifty percent (50.0%) or more of the Capital Stock is owned of record or beneficially by the parent, or by one or more Subsidiaries of the parent, or by the parent and one or more Subsidiaries of the parent, (i) if the holders of such Capital Stock (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of the subsidiary, even though the right so to vote has been suspended by the happening of such a contingency or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of the subsidiary, whether or not the right so to vote exists by reason of the happening of a contingency or (ii) in the case of Capital Stock which is not issued by a corporation, if such ownership interests constitute a majority voting interest and (b) when used with respect to a Plan, ERISA or a provision of the Code pertaining to employee benefit plans, means, with respect to the parent, any corporation, trade or business (whether or not incorporated) which is under common control with the parent and is treated as a single employer with the parent under Section 414(b) or
Section 414(c) of the Code and the regulations thereunder.

        "Subsidiary Guarantor" means a Subsidiary of the Borrower which is a Guarantor hereunder.

        "Subsidiary Guaranty" means a guaranty agreement executed and delivered by a Subsidiary of the Borrower in favor of the Agent, for the benefit of the Agent and the Lenders, in substantially the form of Exhibit E, as such guaranty agreement may be amended, restated or otherwise modified from time to time.

        "Swingline Advance" has the meaning specified in Section 2.1.

        "Swingline Note" means the swingline promissory note provided for by
Section 2.2 and all amendments, restatements or other modifications thereof.

        "Tangible Net Worth" means the Borrower's (a) shareholders' equity (including Capital Stock, additional paid-in capital and retained earnings) minus (b) all intangible assets, each as determined in accordance with GAAP.

        "Target" means the Person who is to be acquired or whose assets are to be acquired by the Borrower or a Wholly-Owned Subsidiary in connection with a Permitted Acquisition.

        "Taxes" has the meaning specified in Section 6.6.

        "Termination Event" means (a) a Reportable Event, (b) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA or (c) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA or the appointment of a trustee to administer any Plan.

        "Total Adjusted Funded Debt" means, as of any date of determination, with respect to the Borrower and its Subsidiaries, (a) the average outstanding principal balance of all Funded Debt of such Persons as of the end of each of the immediately preceding twelve (12) Fiscal Periods, plus (b) without duplication, all lease and rent expense for any real Property for the preceding four (4) Fiscal Quarters multiplied by eight (8) plus (c) without duplication, all lease and rent expense for any personal Property for the preceding four (4) Fiscal Quarters multiplied by three (3).

        "Total Outstandings" means the aggregate Outstanding Amount of the Loan and all L/C Obligations.

        "Type" means any type of Balance (i.e., a Base Rate Balance, a Libor Balance or an IBOR Balance).

        "UCC" means the Uniform Commercial Code as in effect from time to time in the State of California.

        "Undrawn Trade Letter of Credit" means any outstanding commercial or documentary letter of credit issued for the account of the Borrower or any Subsidiary of the Borrower under which (a) a drawing for payment has not been made by the beneficiary, (b) a drawing for payment has been made by the beneficiary and was timely paid by the Borrower or such Subsidiary in accordance with the terms thereof and a balance remains undrawn pursuant to the terms thereof or (c) a drawing has been made and remains unpaid by the Borrower or such Subsidiary and such drawing has been outstanding for a period not in excess of three (3) Business Days.

        "Unfunded Vested Accrued Benefits" means, with respect to any Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan.

        "Unreimbursed Amount" has the meaning set forth in Section 3.3(a).

        "U.S." means the United States of America.

        "Voting Stock" means Capital Stock of a Person having by the terms thereof ordinary voting power to elect a majority of the board of directors (or similar governing body) of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency).

        "Wholly-Owned Subsidiary" means any Subsidiary of the Borrower that is owned 100% by the Borrower and/or a Subsidiary of the Borrower.

        Section 1.2   Other Interpretive Provisions.

               (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

               (b) (i) The words "hereof", "herein", "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article, Exhibit, Section and Schedule references pertain to Articles, Exhibits, Sections and Schedules of this Agreement.

                      (ii) The term "including" is not limiting and means
               "including without limitation."

                      (iii) In the computation of periods of time from a
               specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

               (c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

               (d) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or any Lender by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

               (e) Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

        Section 1.3 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agent and the Lenders hereunder shall be prepared, in accordance with GAAP on a "consistent basis" with those used in the preparation of the financial statements referred to in
Section 9.2. All calculations made for the purposes of determining compliance with the provisions of this Agreement shall be made by application of GAAP on a "consistent basis" with those used in the preparation of the financial statements referred to in Section 9.2. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period. Changes in the application of accounting principles which do not have a material impact on calculating the financial covenants herein shall be deemed comparable in all material respects to accounting principles applied in a preceding period. To enable the ready and consistent determination of compliance by the Borrower with its obligations under this Agreement, the Borrower will not, nor will it permit any of its Subsidiaries to, change the manner in which either the last day of its Fiscal Year or the last day of each of the first three Fiscal Quarters of its Fiscal Year is determined without the prior written consent of the Required Lenders. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, and either the Borrower or the Required Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.

        Section 1.4 Time of Day. Unless otherwise indicated, all references in this Agreement to times of day shall be references to San Francisco, California time.

        Section 1.5 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

                                    ARTICLE 2

                                 Credit Facility

        Section 2.1 Commitments. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make advances to the Borrower from time to time, subject to the provisions of Section 2.4, from the Closing Date to the Maturity Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Lender's Commitment as then in effect; provided, however, (a) the aggregate Outstanding Amount of (i) the Revolving Loan outstanding applicable to a Lender plus such Lender's Commitment Percentage of the Outstanding Amount of all L/C Obligations shall not at any time exceed such Lender's Commitment and (ii) the Loan (inclusive of such Lender's obligation to make advances under the Revolving Loan to pay Swingline Advances) outstanding applicable to a Lender plus such Lender's Commitment Percentage of the Outstanding Amount of all L/C Obligations shall not at any time exceed such Lender's Commitment and (b) the Total Outstandings shall not at any time exceed the aggregate Commitments. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, prepay and reborrow hereunder the amount of the Commitments and may establish a Base Rate Balance and Libor Balances thereunder and, until the Maturity Date, the Borrower may Continue Libor Balances established under the Revolving Loan or Convert Balances established under the Revolving Loan as either Libor Balances or Base Rate Balances into Base Rate Balances or Libor Balances, as applicable. Notwithstanding anything to the contrary contained in this Agreement, the Borrower may from time to time request, and Bank of America may in its discretion from time to time advance (but shall in no event be obligated to advance), revolving loans which are to be funded solely by Bank of America (the "Swingline Advances"); provided, however, that (i) the aggregate principal amount of the Swingline Advances outstanding at any time shall not exceed fifteen million Dollars ($15,000,000) and the Total Outstandings shall not exceed the aggregate principal amount of the Commitments and (ii) Bank of America shall give the Agent and each Lender written notice of the aggregate outstanding principal amount of the Swingline Advances upon the written request of the Agent or any Lender (but no more often than once every calendar quarter). Furthermore, upon one (1) Business Day's prior written notice given by Bank of America to the Agent and the other Lenders at any time and from time to time (including at any time following the occurrence of a Default or an Event of Default) and, in any event, without notice on the Business Day immediately preceding the Maturity Date, each Lender (including Bank of America) severally agrees, irrevocably and unconditionally, as provided in the first sentence of this Section 2.1, and notwithstanding anything to the contrary contained in this Agreement, any Default or Event of Default or the inability or failure of the Borrower or any of its Subsidiaries to satisfy any condition precedent to funding any advance under the Loan contained in Article 8 (which conditions precedent shall not apply to this sentence), to make an advance under the Revolving Loan, in the form of a Base Rate Balance, in an amount equal to its Commitment Percentage of the aggregate principal amount of the Swingline Advances then outstanding, and the proceeds of such advance under the Revolving Loan shall be promptly paid by the Agent to Bank of America and applied as a repayment of the aggregate principal amount of the Swingline Advances then outstanding. Subject to the other terms and provisions of this Agreement, the Borrower may borrow, prepay and reborrow hereunder the Swingline Advances and may establish a Base Rate Balance and IBOR Balances thereunder and, until the Maturity Date, the Borrower may Continue IBOR Balances established under the Swingline Advances or

Convert Balances established under the Swingline Advances as either IBOR Balances or Base Rate Balances into Base Rate Balances or IBOR Balances, as applicable. Each Type of Balance under the Loan advanced by each Lender shall be established and maintained at such Lender's Applicable Lending Office for such Type of Balance.

        Section 2.2 Notes. The portion of the Revolving Loan made by each Lender shall be evidenced by a single promissory note of the Borrower, in substantially the form of Exhibit A (a "Revolving Note"), payable to the order of such Lender, in the maximum principal amount equal to such Lender's Commitment as originally in effect (or, if greater, its Commitment as thereafter increased) and otherwise duly completed, and the Swingline Advances made by Bank of America shall be evidenced by a single promissory note of the Borrower in the maximum original principal amount of fifteen million Dollars ($15,000,000) payable to the order of Bank of America in substantially the form of Exhibit B (the "Swingline Note"), dated the Closing Date.

        Section 2.3 Repayment of Loan. The Borrower shall pay to the Agent, for the account of the Lenders, (a) the prepayments of the Loan required pursuant to
Section 5.4(a) and (b) the outstanding principal amount of the Loan on the Maturity Date.

        Section 2.4 Use of Proceeds. Subject to the terms of this Agreement, the proceeds of the Loan shall be used by the Borrower (a) to renew the Borrower's existing indebtedness due under the Original Agreement, (b) to finance Capital Expenditures by the Borrower and (c) for general corporate purposes, including to finance working capital requirements of the Borrower and its Subsidiaries, arising in the ordinary course of business.

        Section 2.5 Termination or Reduction of Commitments. The Borrower shall have the right to terminate fully or to reduce in part the unused portion of the Commitments at any time and from time to time, provided that: (a) the Borrower shall not have the right to terminate or reduce in part any unused portion of the Commitments that could or may be required to be advanced by the Lenders to refinance Swingline Advances then outstanding; (b) the Borrower shall give the Agent at least three (3) Business Days' notice of each such termination or reduction as provided in Section 5.3; and (c) each partial reduction shall be in an aggregate amount at least equal to $10,000,000 or any multiple of $5,000,000 in excess thereof. The Commitments may not be reinstated after they have been terminated or reduced. If, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit exceeds the amount of the aggregate Commitments, such sublimit shall be automatically reduced by the amount of such excess.

        Section 2.6   Increase of Commitments.

               (a) Upon notice to the Agent (who shall promptly notify the Lenders), the Borrower may, from time to time prior to the day which is the thirty (30) month anniversary of the Closing Date, request an increase in the aggregate Commitments up to an aggregate of $250,000,000; provided that, in the event the Borrower has reduced the Commitments pursuant to Section 2.5, the amount of any increase in the Commitments pursuant to this Section 2.6 shall not exceed $50,000,000. At the time of sending such notice, the Borrower (in consultation with the Agent) shall specify the time period within which each Lender is requested to respond to such request. Each Lender shall respond within such time period to the Agent as to whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to or less than its Commitment Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. The Agent shall notify the Borrower and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase, the Borrower may also (i) request that one or more other Lenders, in their sole and absolute discretion, nonratably increase their Commitment(s) and/or (ii) invite additional Eligible Assignees to become Lenders under the terms of this Agreement.

               (b) If any Commitments are increased in accordance with this Section, the Agent and the Borrower shall determine the effective date of such increase (the "Increase Effective Date"). The Agent and the Borrower shall promptly confirm in writing to the Lenders the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, the Borrower shall deliver to the Agent a certificate dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower and each Guarantor approving or consenting to such increase,
        (ii) including a Compliance Certificate demonstrating pro forma compliance with Section 12.1 after giving effect to such increase and
        (iii) certifying that before and after giving effect to such increase, the representations and warranties contained in Article 9 are true and correct on and as of the Increase Effective Date and no Default exists. The Borrower shall deliver new or amended Notes reflecting the new or increased Commitment of each new or affected Lender as of the Increase Effective Date. The Borrower shall prepay any Libor Balances outstanding on the Increase Effective Date (and pay any costs incurred in connection with such prepayment pursuant to Section 6.5) to the extent necessary to keep outstanding Balances ratable with any revised Commitment Percentages arising from any nonratable increase in the Commitments under this Section.

               (c) This Section shall supersede any provision in Section 15.11 to the contrary.

                                    ARTICLE 3

                                Letters of Credit

        Section 3.1 The Letter of Credit Commitment.

               (a) Subject to the terms and conditions set forth herein, (i) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Article 3, (A) from time to time on any Business Day during the period from the Closing Date until the Maturity Date, to issue Letters of Credit for the account of the Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with
        Section 3.2, and (B) to honor drafts under the Letters of Credit and
        (ii) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any

        Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Outstandings would exceed the aggregate Commitments, (y) the aggregate Outstanding Amount of the portion of the Loan made by any Lender, plus such Lender's Commitment Percentage of the Outstanding Amount of all L/C Obligations would exceed the amount of such Lender's Commitment or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving and, accordingly, the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto and, from and after the Closing Date, shall be subject to and governed by the terms and conditions hereof; without limiting the foregoing, each Lender shall be deemed to have purchased from the L/C Issuer a risk participation in each Existing Letter of Credit on the Closing Date pursuant to Section 3.2(b).

               (b) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                      (i) any order, judgment or decree of any Governmental
               Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any law, rule or regulation applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                      (ii) subject to Section 3.2(c), the expiry date of such
               requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date;

                      (iii) the expiry date of such requested Letter of Credit
               would occur more than one year after the Maturity Date, unless all Lenders have approved such expiry date;

                      (iv) the issuance of such Letter of Credit would violate
               one or more policies of the L/C Issuer; or

                      (v) such Letter of Credit is in an initial amount less
               than $250,000 or is to be denominated in a currency other than Dollars.

               (c) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (i) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (ii) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

        Section 3.2 Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

               (a) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for the initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (ii) the amount thereof; (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and
        (vii) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (1) the Letter of Credit to be amended;
        (2) the proposed date of amendment thereof (which shall be a Business
        Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require.

               (b) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue such Letter of Credit for the account of the Borrower or enter into such amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Commitment Percentage times the amount of such Letter of Credit.

               (c) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonextension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than one year after the Maturity Date; provided that the L/C Issuer shall not permit any such extension if (i) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 3.1(b) or otherwise) or (ii) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonextension Notice Date (A) from the Agent that the Required Lenders have elected not to permit such extension or (B) from the Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 8.2 is not then satisfied.

               (d) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Agent a true and complete copy of such Letter of Credit or amendment.

        Section 3.3 Drawings and Reimbursements; Funding of Participations.

               (a) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Agent of its receipt of such notice and the amount of the requested drawing. Within one (1) Business Day of the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount") and the amount of such Lender's Commitment Percentage thereof. In such event, the Borrower shall be deemed to have requested a borrowing to be disbursed on the Honor Date of an amount of the Loan in an amount equal to the Unreimbursed Amount (which amount shall be a Base Rate Balance), without regard to the minimum and multiples specified in Section 5.2 for the principal amount of borrowings, but subject to the amount of the unutilized portion of the aggregate Commitments and the conditions set forth in Section 8.2. Any notice given by the L/C Issuer or the Agent pursuant to this Section 3.3(a) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

               (b) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 3.3(a) make funds available to the Agent for the account of the L/C Issuer at the Principal Office in an amount equal to its Commitment Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Agent, whereupon, subject to the provisions of Section 3.3(c), each Lender that so makes funds available shall be deemed to have made a portion of the Loan available to the Borrower in such amount, which portion shall be a Base Rate Balance. The Agent shall remit the funds so received to the L/C Issuer.

               (c) With respect to any Unreimbursed Amount that is not fully refinanced by a borrowing of portions of the Loan because the conditions set forth in Section 8.2 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Agent for the account of the L/C Issuer pursuant to Section 3.3(b) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Article 3.

               (d) Until each Lender funds its portion of the Loan or an L/C Advance pursuant to this Section 3.3 to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Commitment Percentage of such amount shall be solely for the account of the L/C Issuer.

               (e) Each Lender's obligation to make Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 3.3, shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Lender's obligation to make available portions of the Loan pursuant to this
        Section 3.3 is subject to the conditions set forth in Section 8.2. No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

               (f) If any Lender fails to make available to the Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 3.3 by the time specified in Section 3.3(b), the L/C Issuer shall be entitled to recover from such Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Agent) with respect to any amounts owing under this clause
        (f) shall be conclusive absent manifest error.

        Section 3.4 Repayment of Participations.

               (a) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 3.3, if the Agent receives for the account of the L/C

        Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Agent), the Agent will distribute to such Lender its Commitment Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Agent.

               (b) If any payment received by the Agent for the account of the L/C Issuer pursuant to Section 3.3(a) is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Agent for the account of the L/C Issuer its Commitment Percentage thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

        Section 3.5 Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

               (i) any lack of validity or enforceability of such Letter of Credit, this Agreement or any other agreement or instrument relating hereto or thereto;

               (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto or any unrelated transaction;

               (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, so long as any such document appeared to comply with the terms of such Letter of Credit, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

               (iv) any payment by the L/C Issuer in good faith under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any bankruptcy or insolvency law; or

               (v) any other circumstance or happening whatsoever where the L/C Issuer has acted in good faith.

        The Borrower shall examine a copy of each Letter of Credit and each amendment thereto that is delivered to it within one Business Day of such delivery and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

        Section 3.6 Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificate or document expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for:
(i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of
Section 3.5; provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

        Section 3.7 Cash Collateral. If, as of the Maturity Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and the L/C

Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest-bearing deposit accounts at Bank of America.

        Section 3.8 Applicability of ISP98. Unless otherwise specified in an Existing Letter of Credit (or any renewal thereof) or expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit.

        Section 3.9 Letter of Credit Fees. The Borrower shall pay to the Agent for the account of each Lender in accordance with its Commitment Percentage a Letter of Credit fee for each Letter of Credit equal to the Libor Rate Margin times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit); provided that, while any Event of Default exists, the rate per annum for Letter of Credit fees shall be increased by 2%. Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable (i) on each Quarterly Payment Date, commencing with the first such date to occur after the issuance of such Letter of Credit, (ii) on the Maturity Date, (iii) if any Letters of Credit are outstanding on the Maturity Date, on the date on which the last of such Letters of Credit to be outstanding expires or terminates and (iv) on the date on which the Administrative Agent takes any action described in Section 13.2(a), (b) or (c) (or on which any of such actions occurs automatically pursuant to the proviso to Section 13.2) and thereafter on demand. If there is any change in the Libor Rate Margin during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Libor Rate Margin separately for each period during such quarter that such Applicable Rate was in effect.

        Section 3.10 Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit equal to 0.125% per annum times the daily maximum amount available to be drawn on such Letter of Credit, computed for each day such Letter of Credit is outstanding, payable (i) on each Quarterly Payment Date, commencing with the first such date to occur after the issuance of such Letter of Credit, (ii) on the Maturity Date, (iii) if any Letters of Credit are outstanding on the Maturity Date, on the date on which the last of such Letters of Credit to be outstanding expires or terminates and
(iv) on the date on which the Administrative Agent takes any action described in
Section 13.2(a), (b) or (c) (or on which any of such actions occurs automatically pursuant to the proviso to Section 13.2) and thereafter on demand. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

        Section 3.11 Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

                                    ARTICLE 4

                                Interest and Fees

        Section 4.1 Interest Rate. The Borrower shall pay to the Agent, for the account of each Lender (including Bank of America with respect to the Swingline Advances), interest on the unpaid principal amount of the Loan made by such Lender for the period commencing on the date of the initial advance under the Loan to the date the Loan is due, at a fluctuating rate per annum equal to the Applicable Rate. The term "Applicable Rate" means:

               (a) during the period that the Loan or any portion thereof is outstanding as a Base Rate Balance, the Base Rate, plus the Base Rate Margin;

               (b) during the period that the Revolving Loan or any portion thereof is outstanding as a Libor Balance or as Libor Balances, the Libor Rate, plus the Libor Rate Margin; and

               (c) during the period that any Swingline Advance is outstanding as an IBOR Balance or as IBOR Balances, the IBOR Rate, plus the IBOR Rate Margin.

        Section 4.2 Determinations of Margins and Commitment Fee Rate. From the Closing Date to the first Margin Adjustment Date, the margins identified in
Section 4.1 shall be as follows: (a) the margin of interest payable with respect to the Base Rate Balance (the "Base Rate Margin") shall be zero percent (0.00%);
(b) the margin of interest payable with respect to the Libor Balance (the "Libor Rate Margin") shall be 0.875%; and (c) the margin of interest payable with respect to the IBOR Balance (the "IBOR Rate Margin") shall be 0.875%. From the Closing Date until the first Margin Adjustment Date, the percentage used to determine fees payable under Section 4.6 (the "Commitment Fee Rate") shall be 0.175%. Upon delivery of the certificate required pursuant to Section 10.1(c) after the end of each Fiscal Quarter commencing with such certificate delivered for the Fiscal Quarter ending November 3, 2002, the Commitment Fee Rate, the Base Rate Margin, the Libor Rate Margin and the IBOR Rate Margin shall automatically be adjusted to the fee or rate, as applicable, corresponding to the Leverage Ratio (determined for the preceding twelve (12) Fiscal Periods then ending) of the Borrower set forth in the following table, such automatic adjustment to take effect as of the first day of the calendar month following the date on which such certificate is delivered (the "Margin Adjustment Date").

      =========================================================================================
                                  BASE RATE     LIBOR RATE      IBOR RATE     COMMITMENT FEE
      LEVERAGE RATIO               MARGIN        MARGIN          MARGIN            RATE
      =========================================================================================
      Greater than or equal to      0.00%          1.50%          1.50%           0.225%
      3.25 to 1.00
      -----------------------------------------------------------------------------------------
      Greater than or equal to      0.00%          1.25%          1.25%            0.20%
      3.00 to 1.00 but less than
      3.25 to 1.00
      -----------------------------------------------------------------------------------------

      -----------------------------------------------------------------------------------------
      Greater than or equal to      0.00%          1.00%          1.00%            0.20%
      2.50 to 1.00 but less
      than 3.00 to 1.00
      -----------------------------------------------------------------------------------------
      Greater than or equal to      0.00%         0.875%          0.875%          0.175%
      2.00 to 1.00 but less
      than 2.50 to 1.00
      -----------------------------------------------------------------------------------------
      Less than 2.00 to 1.00        0.00%          0.75%          0.75%            0.15%
      =========================================================================================

If the Borrower fails to deliver such certificate with respect to any Fiscal Quarter which sets forth the Leverage Ratio within the period of time required by Section 10.1(c): (y) each of the Libor Rate Margin and the IBOR Rate Margin (each for Interest Periods commencing after the applicable Margin Adjustment
Date) shall automatically be adjusted to one and one-half of one percent (1.50%) per annum; and (z) the Commitment Fee Rate shall automatically be adjusted to nine-fortieths of one percent (0.225%) per annum. The automatic adjustments provided for in the preceding sentence shall take effect as of the date on which the referenced certificate is due and shall remain in effect until otherwise adjusted on the date such certificate is actually received in accordance herewith.

        Section 4.3 Payment Dates. Accrued interest on the Loan shall be due and payable as follows: (a) in the case of the Base Rate Balance, on each Quarterly Payment Date and on the Maturity Date; and (b) in the case of each Libor Balance and each IBOR Balance, (i) on the last day of the Interest Period with respect thereto, (ii) in the case of an Interest Period greater than three (3) months, at three (3) month intervals after the first day of such Interest Period and
(iii) on the Maturity Date.

        Section 4.4 Default Interest. Notwithstanding anything to the contrary contained in this Agreement, during the existence of an Event of Default, the Borrower will pay to the Agent for the account of each Lender interest at the applicable Default Rate on any principal of the Loan made by such Lender and (to the fullest extent permitted by law) any other amount payable by the Borrower under any Loan Document to or for the account of the Agent or such Lender.

        Section 4.5 Conversions and Continuations of Balances. Subject to
Section 5.2,

               (a) with respect to Balances under the Revolving Loan, the Borrower shall have the right from time to time to Convert all or part of either the Base Rate Balance or the Libor Balance into a Balance of the other Type or to Continue Libor Balances in existence as Libor Balances, provided that: (i) the Borrower shall give the Agent notice of each such Conversion or Continuation as provided in Section 5.3; (ii) subject to Article 6, a Libor Balance may only be Converted on the last day of the Interest Period therefor; and (iii) except for Conversions into the Base Rate Balance, no Conversions or Continuations shall be made without the consent of the Agent and the Required Lenders at any time during the existence of a Default and

               (b) with respect to Balances under the Swingline Advances, the Borrower shall have the right from time to time to Convert all or part of either the Base Rate Balance or the IBOR Balance into a Balance of the other Type or to Continue IBOR Balances in existence as IBOR Balances, provided that: (i) the Borrower shall give the Agent notice of each such Conversion or Continuation as provided in Section 5.3; (ii) subject to Article 6, an IBOR Balance may only be Converted on the last day of the Interest Period therefor; and (iii) except for Conversions into the Base Rate Balance, no Conversions or Continuations shall be made without the consent of the Agent and Bank of America at any time during the existence of a Default.

        Section 4.6 Commitment Fee. For the period from the Closing Date to the Maturity Date, the Borrower agrees to pay to the Agent for the account of each Lender, pro rata according to its Commitment Percentage, a commitment fee equal to the Commitment Fee Rate (determined according to the provisions of Section 4.2) multiplied by the actual daily amount by which the Commitments exceed the Total Outstandings (excluding Swingline Advances for this purpose). Accrued commitment fees under this Section shall be payable in arrears on each Quarterly Payment Date and on the Maturity Date.

        Section 4.7 Administrative Fee. The Borrower agrees to pay to the Agent on the Closing Date and on each anniversary thereof the administrative fee described in the Fee Letter.

        Section 4.8 Computations. Interest and fees payable by the Borrower hereunder and under the other Loan Documents shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) in the period for which interest is payable unless such calculation would result in a rate that exceeds the Maximum Rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be. Notwithstanding anything to the contrary contained in this Section, interest payable by the Borrower hereunder and under the other Loan Documents with respect to the Base Rate Balance shall be computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed (including the first day but excluding the last day) in the period for which interest is payable. Each determination of an interest rate by the Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Agent will, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.

                                    ARTICLE 5

                             Administrative Matters

        Section 5.1 Borrowing Procedure. The Borrower shall give the Agent, and the Agent will give the Lenders, notice of each borrowing under the Commitments in accordance with Section 5.3. Not later than 10:00 a.m. on the date specified for each borrowing under the Commitment, each Lender will make available the amount of the Loan to be advanced by it on such date to the Agent, at the Principal Office, in immediately available funds, for the account of the Borrower. The amounts received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by 1:00 p.m. at the Borrower's direction by transferring the same, in immediately available funds by wire transfer, automated clearinghouse transfer or interbank transfer to (a) a bank account of the Borrower designated by the Borrower in writing or (b) a Person or Persons designated by the Borrower in writing; provided that if, on the date the notice of borrowing with respect to such borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrower as provided above.

        Section 5.2 Minimum Amounts. Each borrowing under the Commitments shall be in an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof except that in the case of a Swingline Advance such borrowing may be in an amount equal to $250,000 or an integral multiple of $250,000 in excess thereof. Except for Conversions and prepayments pursuant to Section 5.4(a) and
Article 6, each Conversion and prepayment of principal of the Loan shall be in an amount equal to the minimum amounts set forth in the preceding sentence. Notwithstanding the foregoing, each borrowing or Continuation under the Commitments as a Libor Balance or an IBOR Balance (as applicable) and each Conversion of amounts outstanding as all or a portion of the Base Rate Balance to a Libor Balance or an IBOR Balance (as applicable) shall be in an amount equal to the minimum amounts set forth for borrowings in this Section.

        Section 5.3 Certain Notices.

               (a) Notices by the Borrower to the Agent of terminations or reductions of Commitments, of borrowings, Conversions, Continuations and prepayments of the Loan and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 10:00 a.m. on the Business Day prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment as specified below:

         ================================================================================
                                   Notice                            Number of Business
                                                                         Days Prior
         ================================================================================
         Borrowing, Conversions, Continuations and prepayment of              0
         Swingline Advances
         --------------------------------------------------------------------------------
         Borrowing of the Revolving Loan as all or a portion of the           1
         Base Rate Balance
         --------------------------------------------------------------------------------
         Borrowing of the Revolving Loan as a Libor Balance                   3
         --------------------------------------------------------------------------------
         Conversions or Continuations of Balances under the                   3
         Revolving Loan and termination or reduction of Commitments
         --------------------------------------------------------------------------------
         Prepayment of the Revolving Loan which is all or a portion           1
         of the Base Rate Balance
         --------------------------------------------------------------------------------
         Prepayment of the Revolving Loan which is a Libor Balance            3
         ================================================================================

        Any notices of the type described in this Section which are received by the Agent after the applicable time set forth above on a Business Day shall be deemed to be received and shall be effective on the next Business Day. Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or prepayment shall be in the form of Exhibit F, appropriately completed by an authorized representative of the Borrower, and shall specify: (i) the amount of the Loan to be borrowed or prepaid or the Balances to be Converted or Continued; (ii) the amount (subject to Section 5.2) to be borrowed (and whether any of such borrowing will be a Swingline Advance), Converted, Continued or prepaid; (iii) in the case of a Conversion, the Type of Balance to result from such Conversion; (iv) in the case of a borrowing, the Type of Balance or Balances to be applicable to such borrowing and the amounts thereof; (v) in the event a Libor Balance or an IBOR Balance is selected, the duration of the Interest Period therefor; and (vi) the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day).

               (b) Any notices by the Borrower of the type described in this Section may be made orally or in writing and, if made orally, must be confirmed immediately in writing (which may be by telecopy, provided that such telecopy is promptly followed by delivery of an original signed notice) on the same Business Day on which such oral notice is given; provided that any such oral notice shall be deemed to be controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice. The Agent shall notify the affected Lenders of the contents of each such notice on the date of its receipt of the same or, if received after the applicable time set forth above on a Business Day, on the next Business Day. In the event the Borrower fails to select the Type of Balance applicable to a borrowing of the Loan, or the duration of any Interest Period for any Libor Balance or IBOR Balance, within the time period and otherwise as provided in this Section, such Balance (if outstanding as a Libor Balance or an IBOR Balance) will be automatically Converted into the Base Rate Balance on the last day of the Interest Period for such Libor Balance or IBOR Balance or (if outstanding as a portion of the Base Rate Balance) will remain as, or (if not then outstanding) will be made as, a portion of the Base Rate Balance. The Borrower may not borrow under the Loan as a Libor Balance or an IBOR Balance, Convert any portion of the Base Rate Balance into Libor Balances or IBOR Balances, Continue any Libor Balance as a Libor Balance or Continue any IBOR Balance as an IBOR Balance if the Applicable Rate for such Libor Balance or IBOR Balance (as applicable) would exceed the Maximum Rate.

        Section 5.4   Prepayments.

               (a) Mandatory.

                      (i) Overadvance. If for any reason the Total Outstandings
               at any time exceed the aggregate Commitments then in effect, the Borrower shall, within one Business Day after the occurrence thereof, prepay the Loan in an amount equal to such excess and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess or do a combination of the foregoing in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 5.4(a) unless after the prepayment in full of the Loan the Total Outstandings exceed the aggregate Commitments then in effect.

                      (ii) Prepayments from Asset Dispositions. Immediately upon receipt by the Borrower or any of its Subsidiaries of the Net Proceeds of any Asset Disposition, the Borrower shall make a prepayment in respect of the Obligations equal to the amount of such Net Proceeds of such Asset Disposition.

                      (iii) Prepayments from Debt Offerings. In the event that
               the Borrower or any Subsidiary of the Borrower incurs any Funded Debt (other than Debt permitted by Section 11.1), no later than the third Business Day following the incurrence of such Debt, the Borrower shall make a prepayment in respect of the Obligations equal to the amount of the Net Proceeds of such Debt.

                      (iv) Swingline Advances. Within one (1) Business Day after any demand therefor by the Agent or Bank of America, the Borrower shall prepay in full the outstanding principal amount of the Swingline Advances.

                      (v) Annual "Clean-up" Period. For a period of not less
               than thirty (30) consecutive days during the period between each December 1st and the following May 30th, the Borrower shall make prepayments of the Loan to the extent that the outstanding principal of the Loan shall be equal to or less than $50,000,000 at all times during such thirty (30) day period.

               (b) Optional. Subject to Section 5.2 and the provisions of this clause (b), the Borrower may, at any time and from time to time without premium or penalty upon prior notice to the Agent as specified in
        Section 5.3, prepay or repay the Loan in full or in part. Libor Balances and IBOR Balances may be prepaid or repaid only on the last day of the Interest Period applicable thereto unless the Borrower pays to the Agent, for the account of the applicable Lenders or Lender, any amounts due under Section 6.5 as a result of such prepayment or repayment.

        Section 5.5 Method of Payment. Except as otherwise expressly provided herein, all payments of principal, interest and other amounts to be made by the Borrower under the Loan Documents shall be made to the Agent at the Principal Office for the account of each Lender's Applicable Lending Office in Dollars and in immediately available funds, without condition or deduction for any counterclaim, defense, recoupment or set-off, not later than 12:00 noon on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Unless Bank of America expressly agrees otherwise and subject to
Section 5.4(a)(iv), all payments shall be applied as follows: first, with respect to any outstanding L/C Borrowing until all L/C Borrowings have been paid in full, second, with respect to the Base Rate Balance outstanding under the Swingline Advances until such portion of the Loan is repaid in full, third, with respect to the Base Rate Balance outstanding under the Revolving Loan until such portion of the Loan is repaid in full and fourth, with respect to the IBOR Balance outstanding under the Swingline Advances until such portion of the Loan is paid in full. Subject to the preceding sentence, the Borrower shall, at the time of making each such payment, specify to the Agent the sums payable under the Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default is in existence, the Agent may apply such payment to the Obligations in such order and manner as it may elect (subject to the preceding sentence) in its sole discretion, subject to Section 5.6 and provided that when applying any such amounts to any Balances, the portion of the Loan outstanding as the Base Rate Balance shall be prepaid in full prior to any application to any portion of the Loan outstanding as a Libor Balance or an IBOR Balance). Each payment received by the Agent under any Loan Document for the account of a Lender shall be paid to such Lender by 1:00 p.m. on the date the payment is deemed made to the Agent in immediately available funds, for the account of such Lender's Applicable Lending Office. Whenever any payment under any Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

        Section 5.6 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each advance of the Revolving Loan shall be made by the Lenders, each payment of commitment fees under Section 4.6 and each termination or reduction of the Commitments shall be made, paid or applied (as applicable) pro rata according to the Lenders' respective Commitment Percentages; (b) the making, Conversion and Continuation of Balances of a particular Type (other than Conversions provided for by Section 6.4) shall be made pro rata among the Lenders holding Balances of such Type according to their respective Commitment Percentages; and (c) each payment and prepayment of principal of or interest on the Revolving Loan by the Borrower shall be made to the Agent for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loan held by each Lender; provided that as long as no default in the payment of interest exists, payments of interest made when Lenders are holding different types of Balances applicable to the Revolving Loan as a result of the application of Section 6.4 shall be made to the Lenders in accordance with the amount of interest owed to each. If at any time payment, in whole or in part, of any amount distributed by the Agent hereunder is rescinded or must otherwise be restored or returned by the Agent as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Agent.

        Section 5.7 Sharing of Payments. If a Lender shall obtain, on account of the portion of the Loan made by such Lender or the participations by such Lender in L/C Obligations and Swingline Advances held by it, any payment (whether voluntary, involuntary, by right of setoff or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, it shall promptly purchase from the other Lenders participations in the portions of the Loan made by them and/or subparticipations in the participations in L/C Obligations and Swingline Advances held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share such excess payment pro rata with each of them. To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in accordance with this Section may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness, liability or obligation of the Borrower.

        Section 5.8 Non-Receipt of Funds by the Agent.

               (a) Unless the Borrower or any Lender (as used in this Section, the "Payor") has notified the Agent prior to the date any payment to be made by the Payor is due, that the Payor does not intend to remit such payment, the Agent may, in its sole and absolute discretion, assume that the Payor has timely remitted such payment and the Agent may (but shall not be required to), in its sole and absolute discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to the Agent in immediately available funds, then:

                      (i) if the Borrower failed to make such payment, each
               Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Lender in immediately available funds, together with interest thereon in respect of each day from the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent in immediately available funds at the Federal Funds Rate; and

                      (ii) if any Lender failed to make such payment, such
               Lender shall forthwith on demand pay to the Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Agent to the Borrower to the date such amount is recovered by the Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender's portion of the Loan included in the applicable Balance. If such Lender does not pay such amount forthwith upon the Agent's demand therefor, the Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Balance. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

        A notice by the Agent to any Payor with respect to any amount owing under this Section shall be conclusive, absent manifest error.

               (b) The Commitments and other obligations of the Lenders under any Loan Document are several and not joint. The default by any Lender in making an advance under the Revolving Loan or to fund any participation hereunder on any date required hereunder in accordance with its Commitment shall not relieve the other Lenders of their obligations under any Loan Document. In the event of any default by any Lender in making any advance under the Revolving Loan, each nondefaulting Lender shall be obligated to make its advance under the Revolving Loan but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. No Lender shall be responsible for any act or omission of any other Lender.

                                    ARTICLE 6

                             Change in Circumstances

        Section 6.1 Increased Cost and Reduced Return.

               (a) Increased Cost. If, after the Closing Date, any Regulatory Change or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any Governmental Authority, central bank or comparable agency:

                      (i) shall subject such Lender (or its Applicable Lending
               Office) to any tax, duty or other charge with respect to any Libor Balances or IBOR Balances, its Note or its obligation to make Libor Balances or IBOR Balances available to the Borrower or (as the case may be) issuing or participating in Letters of Credit, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Libor Balances or IBOR Balances (other than franchise taxes or taxes imposed on or measured by the net income of such Lender by the jurisdiction in which such Lender is organized, has its principal office or such Applicable Lending Office or is doing business);

                      (ii) shall impose, modify or deem applicable any reserve,
               special deposit, assessment or similar requirement (other than the Eurodollar Reserve Percentage utilized in the determination of the Libor Rate or the IBOR Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

                      (iii) shall impose on such Lender (or its Applicable
               Lending Office), the London interbank market or the offshore interbank market (with respect to the IBOR Rate) any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

        and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing or maintaining any Libor Balances or IBOR Balances or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Libor Balances or IBOR Balances, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 6.1(a), the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or maintain Libor Balances or IBOR Balances, or to Convert any portion of the Base Rate Balances into Libor Balances or IBOR Balances, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 6.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

               (b) Capital Adequacy. If, after the date hereof, any Lender shall have determined that any Regulatory Change has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time upon demand, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

               (c) Claims Under this Section 6.1. Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 6.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 6.1 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder, which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

        Section 6.2 Limitation on Libor Balances and IBOR Balances. If on or prior to the first day of any Interest Period for any Libor Balance or IBOR
Balance:

               (a) the Agent (with respect to the Libor Rate) or Bank of America (with respect to the IBOR Rate) determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Libor Rate or the IBOR Rate, as applicable, for such Interest Period;

               (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Libor Rate will not adequately and fairly reflect the cost to the Lenders of funding Libor Balances for such Interest Period; or

               (c) Bank of America determines (which determination shall be conclusive) and notifies the Agent that the IBOR Rate will not adequately and fairly reflect the cost to Bank of America of funding IBOR Balances for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Libor Balances or IBOR Balances (as applicable) available to the Borrower, Continue Libor Balances or IBOR Balances (as applicable) or to Convert any portion of the Base Rate Balance into Libor Balances or IBOR Balances (as applicable) and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Libor Balances or IBOR Balances (as applicable), either prepay such Libor Balances or IBOR Balances (as applicable) or Convert such Libor Balances or IBOR Balances (as applicable) into the Base Rate Balance in accordance with the terms of this Agreement.

        Section 6.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain or fund Libor Balances or IBOR Balances (as applicable) hereunder, then such Lender shall promptly notify the Borrower and the Agent thereof and such Lender's obligation to make or Continue Libor Balances or IBOR Balances (as applicable) and to Convert any portion of the Base Rate Balance into Libor Balances or IBOR Balances (as applicable) shall be suspended until such time as such Lender may again make, maintain and fund Libor Balances or IBOR Balances (as applicable) (in which case the provisions of Section 6.4 shall be applicable).

        Section 6.4 Treatment of Affected Balances. If the obligation of any Lender to make a particular Libor Balance or IBOR Balance (as applicable) available to the Borrower or to Continue or to Convert any portion of the Base Rate Balance into, Libor Balances or IBOR Balances (as applicable) shall be suspended pursuant to Section 6.1 or Section 6.3 (Balances of such Type being herein called "Affected Balances"), such Lender's Affected Balances shall be automatically Converted into the Base Rate Balances on the last day(s) of the then current Interest Period(s) for the Affected Balances (or, in the case of a Conversion required by Section 6.3, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 6.1 or Section 6.3 that gave rise to such Conversion no longer exist:

               (a) to the extent that such Lender's Affected Balances have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Balances shall be applied instead to its Base Rate Balance; and

               (b) all advances under the Loan that would otherwise be made or Continued by such Lender as Libor Balances or IBOR Balances (as applicable) shall be made or Continued instead as part of the Base Rate Balance, and all portions of the Base Rate Balance of such Lender that would otherwise be Converted into Libor Balances or IBOR Balances (as applicable) shall remain as all or a portion of the Base Rate Balance.

With respect to amounts outstanding under the Revolving Loan, if such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 6.1 or Section 6.3 that gave rise to the Conversion of such Lender's Affected Balances no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Libor Balances made by other Lenders are outstanding, such Lender's Base Rate Balance shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Libor Balances, to the extent necessary so that, after giving effect thereto, all Balances held by the Lenders holding Libor Balances and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitment Percentages.

        Section 6.5 Compensation. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense (including loss of anticipated profits, reemployment of funds obtained to maintain any Balance, from fees payable to terminate the deposits from which such funds were obtained, any customary administrative fees charged by the Lender in connection with the foregoing and any such amounts incurred in connection with syndication of the Loan) incurred by it as a result of:

               (a) any payment, prepayment or Conversion by the Borrower of a Libor Balance or an IBOR Balance for any reason (including the acceleration of the Loan pursuant to Section 13.2) on a date other than the last day of the Interest Period for such Libor Balance or IBOR Balance; or

               (b) any failure by the Borrower for any reason (including the failure of any condition precedent specified in Article 8 to be satisfied) to borrow, Convert, Continue or prepay a Libor Balance or an IBOR Balance on the date for such borrowing, Conversion, Continuation or prepayment specified in the relevant notice of borrowing, prepayment, Continuation or Conversion under this Agreement.

Notwithstanding the foregoing provisions of this Section 6.5, if at any time the mandatory prepayment of the Loan pursuant to Section 5.4(a) would result in the Borrower incurring breakage costs under this Section 6.5 as a result of Libor Balances or IBOR Balances being prepaid other than on the last day of an Interest Period applicable thereto (collectively, the "Affected Libor/IBOR Balances"), then the Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Libor/IBOR Balances with the Agent (which deposit, after giving effect to interest to be earned on such deposit prior to the last day of the relevant Interest Periods, must be equal in amount to the amount of Affected Libor/IBOR Balances not immediately prepaid) to be held as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Agent, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the Affected Libor/IBOR Balances (or such earlier date or dates as shall be requested by the Borrower), to repay an aggregate principal amount of the Loan equal to the Affected Libor/IBOR Balances not initially repaid pursuant to this sentence.

        Section 6.6 Taxes.

               (a) Withholding Taxes. Except as otherwise provided in this Agreement, any and all payments by the Borrower or any Guarantor to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, excluding, in the case of each Lender or the Agent (as applicable), taxes imposed on or measured by its income and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized, located or doing business or any political subdivision thereof, and excluding in the case of any Foreign Lender taxes arising as a result of such Lender's failure to comply with
        Section 15.22 (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower or any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender or the Agent (as applicable), (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.6) such Lender or the Agent (as applicable) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or any Guarantor, as applicable, shall make such deductions, (iii) the Borrower or any Guarantor, as applicable, shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (iv) the Borrower or any Guarantor, as applicable, shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

               (b) Stamp Taxes, Etc. In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

               (c) Tax Indemnification. THE BORROWER AGREES TO INDEMNIFY EACH LENDER AND THE AGENT-RELATED PERSONS FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING ANY "TAXES" OR "OTHER TAXES" IMPOSED OR ASSERTED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 6.6) PAID BY SUCH LENDER OR ANY AGENT-RELATED PERSON (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, OTHER THAN PENALTIES, ADDITIONS TO TAX, INTEREST AND EXPENSES ARISING AS A RESULT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF SUCH LENDER OR AGENT-RELATED PERSON AND ANY TAXES ARISING AS A RESULT OF THE FAILURE OF ANY FOREIGN LENDER TO COMPLY WITH THE TERMS OF SECTION 15.22.

                                    ARTICLE 7

                                   Guaranties

        Section 7.1 Guaranties. Each Domestic Subsidiary of the Borrower in existence as of the Closing Date and any other Subsidiary of the Borrower which at any time Guarantees the indebtedness, liabilities and obligations of the Borrower under the Note Agreement (or any Debt of the Borrower or any Domestic Subsidiary permitted under Section 11.1(k)) shall guarantee payment and performance of the Obligations pursuant to the Subsidiary Guaranty. Additionally, the Borrower shall cause one or more of its other Domestic Subsidiaries (if any) to Guarantee (by means of the execution and delivery of a Joinder Agreement) payment and performance of the Obligations pursuant to the Subsidiary Guaranty as follows:
(a) in the event that any Domestic Subsidiary of the Borrower which is not a Guarantor has assets of a net book value in excess of $10,000,000 or gross revenue for the most recently completed four (4) Fiscal Quarters in excess of $10,000,000, the Borrower shall cause such Domestic Subsidiary to become a Guarantor as provided by Section 7.2 and (b) in the event that the Borrower's Domestic Subsidiaries which are not previously Guarantors hereunder have assets, in the aggregate for all such Domestic Subsidiaries, of a net book value in excess of $75,000,000 or gross revenue for the most recently completed four (4) Fiscal Quarters in excess of $75,000,000, the Borrower shall cause one or more of such Subsidiaries to become Guarantors as provided by Section 7.2 with the effect that the assets and gross revenue of the remaining Domestic Subsidiaries of the Borrower which are not Guarantors hereunder do not exceed $75,000,000 as of such date.

        Section 7.2 New Guarantors. In the event that the Borrower is required to cause one or more of its Subsidiaries to become Guarantors as set forth in
Section 7.1, such new Guarantor or Guarantors (as the case may be) shall, contemporaneously with the delivery of the financial statements required by
Section 10.1(a) and Section 10.1(b), execute and deliver to the Agent a Joinder Agreement pursuant to which each such Subsidiary of the Borrower becomes a Guarantor under this Agreement and such other certificates and documentation, including the items otherwise required pursuant to Section 8.1, as the Agent may reasonably request.

                                    ARTICLE 8

                              Conditions Precedent

        Section 8.1 Conditions to Effectiveness. This Agreement shall become effective on the date (the "Closing Date") each of the conditions precedent set forth in this Section 8.1 has been satisfied or waived with the consent of the Lenders (or, with respect to Sections 8.1(a)(xiii) and 8.1(b), with the consent of the Persons entitled to receive payment). The effectiveness of this Agreement is subject to the conditions that the Agent shall have received all of the following in form and substance satisfactory to the Agent and each Lender, and (except for the Notes) in sufficient copies for the Agent and each Lender:

               (a) Deliveries. The Agent shall have received on or before the Closing Date all of the following, each dated (unless otherwise indicated) the Closing Date, in form and substance satisfactory to the Agent and the Lenders:

                      (i) Resolutions; Authority. For each of the Borrower and
               the Guarantors, resolutions of its board of directors (or similar governing body) certified by its Secretary or an Assistant Secretary which authorize its execution, delivery and performance of the Loan Documents to which it is or is to be a party;

                      (ii) Incumbency Certificate. For each of the Borrower and
               the Guarantors, a certificate of incumbency certified by the Secretary or an Assistant Secretary certifying the names of its officers (A) who are authorized to sign the Loan Documents to which it is or is to be a party (including the certificates contemplated herein) together with specimen signatures of each such officer and

               (B) who will, until replaced by other officers duly authorized for that purpose, act as its representatives for the purposes of signing documentation and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby;

                      (iii) Organizational Documents. For each of the Borrower
               and the Guarantors, the certificate of incorporation, certificate of formation, certificate of limited partnership or other similar document certified by the Secretary of State of the state of its incorporation, formation or organization and dated a current date (or, in lieu thereof, a certification from the Secretary of such Person that such document has not changed from a certified copy thereof previously delivered to the Agent);

                      (iv) Bylaws. For each of the Borrower and the Guarantors,
               the bylaws, operating agreement, partnership agreement or similar agreement certified by its Secretary or an Assistant Secretary (or, in lieu thereof, a certification from the Secretary of such Person that such document has not changed from a certified copy thereof previously delivered to the Agent);

                      (v) Governmental Certificates. For each of the Borrower
               and the Guarantors, certificates (dated within thirty (30) days of the Closing Date) of the appropriate Governmental Authorities of the state of incorporation, formation or organization as to its existence and, to the extent applicable, good standing;

                      (vi) Credit Agreement. This Agreement, together with all
               Schedules, Exhibits and other attachments (if any), duly executed by the Borrower, the Agent, the L/C Issuer and the Lenders;

                      (vii) [intentionally left blank];

                      (viii) Notes. The Revolving Notes and the Swingline Note
               executed by the Borrower;

                      (ix) Subsidiary Guaranty. A written confirmation of the
               Subsidiary Guaranty executed by each of the Guarantors party thereto prior to the date hereof and a Joinder Agreement from each Domestic Subsidiary not a party thereto prior to the date hereof;

                      (x) Certificate of Compliance. A certificate of the chief
               financial officer or the Vice President, Finance of the Borrower setting forth a calculation of the financial covenants in Section 12.1, Section 12.2 and Section 12.3 as of the Borrower's Fiscal Quarter ended August 4, 2002 and stating that the conditions in
               Section 8.2 have been satisfied;

                      (xi) Consents. Copies of all material consents or waivers
               necessary for the execution, delivery and performance by the Borrower and each Guarantor of the Loan Documents to which it is a party, as the Agent may require;

                      (xii) Opinions of Counsel. Satisfactory opinions of legal
               counsel to the Borrower and the Guarantors as to such matters as the Agent may request; and

                      (xiii) Fees. Payment of all fees payable to the Lenders
               including those fees set forth in the Fee Letter;

               (b) Attorney Costs. The Attorney Costs referred to in Section
        15.1 for which statements have been presented shall have been paid in full (or shall be paid with the proceeds of the initial advance under the Loan made on the Closing Date);

               (c) No Material Adverse Change. As of the Closing Date, no material adverse change shall have occurred with respect to (i) the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower (individually) or the Borrower and its Subsidiaries (taken as a whole) since February 3, 2002 or (ii) in the facts and information regarding such Persons disclosed to the Agent and the Lenders prior to the Closing Date; and

               (d) Additional Documentation. The Agent and the Lenders shall have received such additional approvals, opinions or other documentation as the Agent, the L/C Issuer or any Lender may reasonably request.

        Section 8.2 All Advances. The obligation of each Lender to make any advance under the Loan (including the initial advance) and the obligation of the L/C Issuer to make any L/C Credit Extension (including the initial L/C Credit Extension) is subject to the following additional conditions precedent:

               (a) No Default. No Default shall have occurred and be continuing, or would result from such Loan;

               (b) Representations and Warranties. All of the representations and warranties contained in Article 9 and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan or L/C Credit Extension with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date; and

               (c) No Material Adverse Change. No material adverse change shall have occurred with respect to the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower (individually) or the Borrower and its Subsidiaries (taken as a whole) since February 3, 2002.

Each notice of borrowing and request for an L/C Credit Extension by the Borrower hereunder shall constitute a representation and warranty by the Borrower that the conditions precedent set forth in this Section 8.2 have been satisfied (both as of the date of such notice and, unless the Borrower otherwise notifies the Agent prior to the date of such borrowing or L/C Credit Extension, as applicable, as of the date of such borrowing or L/C Credit Extension).

                                    ARTICLE 9

                         Representations and Warranties

        To induce the Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants that the following statements are, and after giving effect to the transactions contemplated hereby will be, true, correct and complete:

        Section 9.1 Existence, Power and Authority.

               (a) The Borrower and each of its Subsidiaries: (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect.

               (b) The Borrower and each of its Subsidiaries has the power and authority to execute, deliver and perform its respective obligations under the Loan Documents to which it is or may become a party.

        Section 9.2 Financial Condition.

               (a) Financial Statements. The Borrower has delivered to the Agent and each Lender (i) audited financial statements of the Borrower and its Subsidiaries as of and for the Fiscal Years ended January 30, 2000, January 28, 2001 and February 3, 2002 and (ii) unaudited financial statements of the Borrower and its Subsidiaries as of and for the portion of the current (as of the date hereof) Fiscal Year through the period ended August 4, 2002. Such financial statements have been prepared in accordance with GAAP (subject to year-end audit adjustments and the inclusion of footnotes in the case of the financial statements described in clause (ii) preceding), and present fairly the financial condition of the Borrower and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither the Borrower nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in the financial statements referred to in clause (ii) preceding. Since the date of the financial statements referred to in clause (ii) preceding, no material adverse change has occurred with respect to the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower (individually) or of the Borrower and its Subsidiaries (taken as a whole).

               (b) Projections. The Projections delivered and to be delivered by the Borrower to the Agent and included in the Offering Memorandum and the Projections to be delivered by the Borrower pursuant to Section 10.1(a) have been and will be prepared by the Borrower in light of the past operation of the business of the Borrower and its Subsidiaries. All such Projections represent, as of the date thereof, a good faith estimate by the Borrower and its senior management of the financial conditions and performance of the Borrower and its Subsidiaries based on assumptions believed to be reasonable at the time made (provided that the performance of the Borrower and its Subsidiaries may vary from such Projections).

        Section 9.3 Corporate and Similar Action; No Breach. The execution, delivery and performance by the Borrower and each of its Subsidiaries of the Loan Documents to which it is or may become a party, compliance with the terms and provisions thereof, the issuance of Letters of Credit, the borrowings hereunder and the use of proceeds thereof have been duly authorized by all requisite action on the part of the Borrower and each of its Subsidiaries, respectively, and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation, bylaws or other organizational documents (as applicable) of such Person, (ii) any applicable law, rule or regulation or any order, writ, injunction or decree of any Governmental Authority or arbitrator or (iii) any agreement or instrument to which such Person is a party or by which any of them or any of their property is bound or subject or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Person.

        Section 9.4 Operation of Business. Each of the Borrower and its Subsidiaries possesses all material licenses, Permits, franchises, patents, copyrights, trademarks and tradenames or rights thereto necessary to conduct its business substantially as now conducted and as presently proposed to be conducted, and neither the Borrower nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing where such violation could be expected to have a Material Adverse Effect. Except as set forth in Schedule 9.4, since February 3, 2002, the Borrower and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course.

        Section 9.5 Litigation and Judgments. Except as set forth in Schedule 9.5, there is no action, suit, investigation or proceeding before or by any Governmental Authority or arbitrator pending or threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, except as set forth in
Schedule 9.5, there are no outstanding judgments against the Borrower or any of its Subsidiaries.

        Section 9.6 Rights in Properties; Liens. The Borrower and each of its Subsidiaries has good title to or valid leasehold interests in its respective Properties, real and personal, and none of such Properties or leasehold interests of the Borrower or any of its Subsidiaries is subject to any Lien, except as permitted by Section 11.2.

        Section 9.7 Enforceability. The Loan Documents to which the Borrower or any Subsidiary of the Borrower is a party, when executed and delivered, shall constitute the legal, valid and binding obligations of the Borrower or such Subsidiary, as applicable, enforceable against such Person in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

        Section 9.8 Approvals. No authorization, approval or consent of, and no filing or registration with, any Governmental Authority or other third party is or will be necessary for the execution, delivery or performance by the Borrower or any Subsidiary of the Borrower of the Loan Documents to which it is or may become a party, except where the failure to obtain any such authorization, approval or consent could not reasonably be expected to have a Material Adverse Effect, or for the validity or enforceability thereof.

        Section 9.9 Debt. Neither the Borrower nor any of its Subsidiaries has any Debt, except as set forth in Schedule 9.9 or as otherwise permitted by
Section 11.1.

        Section 9.10 Taxes. Except as set forth in Schedule 9.10 or, after the Closing Date, matters which do not violate Section 10.4, the Borrower and each Subsidiary of the Borrower have filed all tax returns (federal, state and local) required to be filed, including all income, franchise, employment, property and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges and other levies that are due and payable other than those being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves have been established in accordance with GAAP. Except as set forth in Schedule 9.10 or, after the Closing Date, matters which do not violate Section 10.4, there is no pending investigation of the Borrower or any Subsidiary of the Borrower by any taxing authority with respect to any liability for tax or of any pending but unassessed tax liability of the Borrower or any Subsidiary of the Borrower.

        Section 9.11 Margin Securities. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U or Regulation T or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loan will be used to buy or carry any margin stock or to extend credit to others for the purpose of buying or carrying margin stock.

        Section 9.12 ERISA. With respect to each Plan, the Borrower and each Subsidiary of the Borrower is in compliance with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. As of the Closing Date, no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Borrower, any of its Subsidiaries nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. The Borrower, each Subsidiary of the Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to each Plan. Except as set forth in Schedule 9.12, the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Neither the Borrower, any of its Subsidiaries nor any ERISA Affiliate has any outstanding liability to the PBGC under ERISA (other than liability for the payment of PBGC premiums in the ordinary course of business).

        Section 9.13 Disclosure. All factual information furnished by or on behalf of the Borrower or any Subsidiary of the Borrower to the Agent or any Lender for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information hereafter furnished by or on behalf of the Borrower or any Subsidiary of the Borrower to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.

        Section 9.14 Subsidiaries; Capitalization. As of the Closing Date, the Borrower has no other Subsidiaries other than those listed in Schedule 9.14. As of the Closing Date, Schedule 9.14 sets forth the jurisdiction of incorporation or organization of the Borrower and its Subsidiaries, the percentage of the Borrower's ownership of the outstanding Voting Stock of each Subsidiary of the Borrower, and the authorized, issued and outstanding Capital Stock of the Borrower and each Subsidiary of the Borrower. All of the outstanding Capital Stock of the Borrower and its Subsidiaries has been validly issued, is fully paid, is nonassessable and has not been issued in violation of any preemptive or similar rights. As of the Closing Date, except as disclosed in Schedule 9.14, there are (a) no outstanding subscriptions, options, warrants, calls or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, Capital Stock of the Borrower or any of its Subsidiaries and (b) no shareholder agreements, voting trusts or similar agreements in effect and binding on any shareholder of (i) to the Borrower's knowledge, the Borrower or any of its Capital Stock or (ii) any Subsidiary of the Borrower or any of their respective Capital Stock. All shares of Capital Stock of the Borrower and its Subsidiaries were issued in compliance with all applicable state and federal securities laws.

        Section 9.15 Material Agreements. Except as set forth in Schedule 9.15, neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default, or has knowledge of facts or circumstances that with the giving of notice or passage of time or both could be expected to result in a default, in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument (including any indenture, loan or credit agreement, or any lease or other similar agreement or instrument) to which it is a party where such default could be expected to cause a Material Adverse Effect.

        Section 9.16 Compliance with Laws. Neither the Borrower nor any of its Subsidiaries is in violation of any law, rule, regulation, order or decree of any Governmental Authority or arbitrator except for violations which could not be expected to have a Material Adverse Effect.

        Section 9.17 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940.

        Section 9.18 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an

"affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935.

        Section 9.19 Environmental Matters.

        Except as disclosed on Schedule 9.19:

               (a) to the Borrower's knowledge, the Borrower, each Subsidiary of the Borrower, and all of their respective properties, assets and operations are in compliance with all Environmental Laws; neither the Borrower nor any of its Subsidiaries has knowledge of, nor has the Borrower or any Subsidiary of the Borrower received notice of, any past, present or future condition, event, activity, practice or incident which interferes with or prevents the compliance or continued compliance of the Borrower or its Subsidiaries with all Environmental Laws;

               (b) the Borrower and its Subsidiaries have obtained and maintained, and are in material compliance with, all material Permits, licenses and authorizations that are required under applicable Environmental Laws;

               (c) except in compliance in all material respects with applicable Environmental Laws, during the course of the Borrower's or any of its Subsidiaries' ownership of or operations on any real Property, there has been no generation, treatment, recycling, storage or disposal of hazardous waste, as that term is defined in 40 CFR Part 261 or any state equivalent, use of underground storage tanks or surface impoundments, use of asbestos-containing materials or use of polychlorinated biphenyls
        (PCB) in hydraulic oils, electrical transformers or other equipment that could reasonably be expected to have a Material Adverse Effect, and the use which the Borrower and its Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal or Release of any Hazardous Material on, in or from any of their properties or assets that could reasonably be expected to have a Material Adverse Effect;

               (d) neither the Borrower, any of its Subsidiaries, nor any of their respective currently or previously owned or leased Properties or operations is subject to any outstanding or, to their knowledge, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action or (iii) any Environmental Liabilities arising from a Release or threatened Release;

               (e) there are no conditions or circumstances associated with the currently or previously owned or leased Properties or operations of the Borrower or any Subsidiary of the Borrower that could reasonably be expected to result in any Environmental Liabilities or to have a Material Adverse Effect;

               (f) neither the Borrower nor any of its Subsidiaries is or operates a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the regulations thereunder or any comparable provision of state law, and except as would not reasonably be expected to have a Material Adverse Effect, each of the Borrower and each Subsidiary of the Borrower is in compliance with all applicable financial responsibility requirements of all applicable Environmental Laws;

               (g) neither the Borrower nor any of its Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting an unauthorized Release; and

               (h) no Lien arising under any Environmental Law has attached to any property or revenues of the Borrower or any Subsidiary of the Borrower.

        Section 9.20 Broker's Fees. Except as disclosed on Schedule 9.20, no broker's or finder's fee, commission or similar compensation will be payable by the Borrower or any Subsidiary of the Borrower with respect to the transactions contemplated by this Agreement.

        Section 9.21 Employee Matters. Except as set forth on Schedule 9.21, as of the Closing Date (a) neither the Borrower nor any of its Subsidiaries, nor any of their respective employees, is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of the Borrower or any Subsidiary of the Borrower and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Borrower or any Subsidiary of the Borrower and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of the Borrower and the Subsidiaries of the Borrower after due inquiry, threatened between the Borrower or any Subsidiary of the Borrower and its respective employees.

        Section 9.22 Solvency. Each of the Borrower and the Subsidiary Guarantors, individually and on a consolidated basis, is Solvent.

                                   ARTICLE 10

                              Affirmative Covenants

        The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or any Letter of Credit shall remain outstanding (unless such Letter of Credit is Cash Collateralized in full), it will perform and observe the following covenants:

        Section 10.1 Reporting Requirements. The Borrower will furnish to the Agent and each Lender:

               (a) Annual Financial Statements and Projections. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year of the Borrower: (i) a copy of the annual audit report of the Borrower for such Fiscal Year containing, on a consolidated basis, a balance sheet and statements of income, retained earnings and cash flows as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited and certified on an unqualified basis by Deloitte & Touche

        LLP or by other independent certified public accountants of recognized standing selected by the Borrower and reasonably acceptable to the Agent, to the effect that such report has been prepared in accordance with GAAP; (ii) a copy of the annual unaudited report of the Borrower and its Subsidiaries for such Fiscal Year containing, on a consolidating basis balance sheets and statements of income, retained earnings and cash flows as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, and in reasonable detail certified by the chief financial officer or Vice President, Finance of the Borrower to have been prepared in accordance with GAAP and to fairly present the financial condition and results of operation of the Borrower and its Subsidiaries, on a consolidating basis at the date and for the Fiscal Year then ended; and (iii) a copy of Projections for the Borrower's Fiscal Year immediately following the Fiscal Year which is the subject of the financial statements delivered pursuant to clause (i) preceding;

               (b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, beginning with the Fiscal Quarter ending August 4, 2002, a copy of an unaudited financial report of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and for the portion of the Fiscal Year then ended containing, on a consolidated basis, a balance sheet and statements of income, retained earnings and cash flows, in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail certified by the chief financial officer or Vice President, Finance of the Borrower to have been prepared in accordance with GAAP and to fairly present the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis, at the date and for the periods indicated therein, subject to year-end audit adjustments and the inclusion of footnotes;

               (c) Compliance Certificate. As soon as available, and in any event accompanying the financial statements delivered in accordance with
        Section 10.1(a) and Section 10.1(b), a Compliance Certificate, together with schedules setting forth the calculations supporting the computations therein;

               (d) Notice of Litigation, Etc. Promptly after receipt by the Borrower or any Subsidiary of the Borrower of notice of the commencement thereof, notice of all actions, suits and proceedings by or before any Governmental Authority or arbitrator affecting the Borrower or any Subsidiary of the Borrower which, if determined adversely to the Borrower or such Subsidiary of the Borrower, could reasonably be expected to have a Material Adverse Effect;

               (e) Notice of Default. As soon as possible and in any event within two (2) Business Days after the chief executive officer, president, chief financial officer, any vice president, secretary, assistant secretary, treasurer or any assistant treasurer of the Borrower has knowledge of the occurrence of a Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

               (f) ERISA. As soon as possible and in any event within thirty
        (30) days after the Borrower or any Subsidiary of the Borrower knows, or has reason to know, that

                      (i) any Termination Event with respect to a Plan has
               occurred or will occur,

                      (ii) the aggregate present value of the Unfunded Vested
               Accrued Benefits under all Plans is equal to an amount in excess of $0 or

                      (iii) the Borrower or any Subsidiary of the Borrower is in
               "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of the Borrower's or any of its Subsidiaries' complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, the Borrower will provide the Agent and the Lenders with a certificate of its chief financial officer or Vice President, Finance setting forth the details of such event and the action which is proposed to be taken with respect thereto, together with any notice or filing which may be required by the PBGC or any other Governmental Authority with respect to such event;

               (g) Notice of Material Adverse Effect. As soon as possible and in any event within two (2) Business Days of the discovery of any event or condition that could reasonably be expected to have a Material Adverse Effect, notice of the same;

               (h) Proxy Statements, Periodic Reporting, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary of the Borrower to its stockholders generally and one copy of each regular, periodic or special report, registration statement or prospectus filed by the Borrower or any Subsidiary of the Borrower with any securities exchange or the Securities and Exchange Commission or any successor agency;

               (i) Intercompany Contracts. Promptly upon entering into any such arrangement or contract (to the extent permitted by Section 11.7), copies or detailed descriptions of all tax sharing, cost allocation, overhead attribution and any similar contracts or arrangements between the Borrower and any of its Affiliates at any time existing; and

               (j) General Information. Promptly, such other information concerning the Borrower or any Subsidiary of the Borrower as the Agent or any Lender may from time to time reasonably request.

        Documents required to be delivered pursuant to Section 10.1(a), (b) or
(h) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on the Borrower's website on the Internet at the website address listed on Schedule
15.13 or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that (i) the Borrower shall deliver paper copies of such documents to the Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Agent and each Lender of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything to the contrary contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 10.1(c) to the Agent and each of the Lenders. Except for such Compliance Certificates, the Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

        Section 10.2 Maintenance of Existence; Conduct of Business. Except as permitted by Section 11.3, the Borrower will, and will cause each Subsidiary of the Borrower to, preserve and maintain (a) its corporate existence and (b) all of its leases, privileges, Permits, franchises, qualifications and rights that are necessary in the ordinary conduct of its business. The Borrower will, and will cause each Subsidiary of the Borrower to, conduct its business in an orderly and efficient manner in accordance with good business practices.

        Section 10.3 Maintenance of Properties. Except as permitted by Section 11.3, the Borrower will, and will cause each Subsidiary of the Borrower to, maintain, keep and preserve all of its material Properties necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

        Section 10.4 Taxes and Claims. The Borrower will, and will cause each Subsidiary of the Borrower to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its property and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien upon any of its property; provided that neither the Borrower nor any Subsidiary of the Borrower shall be required to pay or discharge any tax, levy, assessment or governmental charge or charge for labor, material and supplies (i) which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves in accordance with GAAP have been established and
(ii) if the failure to pay the same would not result in a Lien on the Property of the Borrower or a Subsidiary of the Borrower other than a Permitted Lien.

        Section 10.5 Insurance.

               (a) To the extent reasonably available at commercially reasonable expense, the Borrower will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers that are not Affiliates of the Borrower all Property of a character usually insured by responsible businesses engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations or entities and carry such other insurance as is usually carried by such businesses.

               (b) If a Default shall have occurred and be continuing, the Borrower will, and will cause each of its Subsidiaries to, cause all proceeds of insurance paid on account of the loss of or damage to any Property of the Borrower or any of its Subsidiaries and all awards of compensation for any Property of the Borrower or any of its Subsidiaries taken by condemnation or eminent domain to be paid directly to the Agent to be applied against the Obligations.

        Section 10.6 Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, permit representatives and agents of the Agent and each Lender, during normal business hours and upon reasonable notice to the Borrower, to examine, copy and make extracts from the Borrower's or any of such Subsidiaries' books and records, to visit and inspect the Borrower's or any of such Subsidiaries' Properties and to discuss the business, operations and financial condition of the Borrower or any of its Subsidiaries with the officers and independent certified public accountants of such Person. The Borrower will, and will cause each of its Subsidiaries to, authorize its accountants in writing (with a copy to the Agent) to comply with this Section. The Agent or its representatives may, at any time and from time to time at the Borrower's expense, conduct field exams for such purposes as the Agent or the Required Lenders may reasonably request.

        Section 10.7 Keeping Books and Records. The Borrower will, and will cause each of its Subsidiaries to, maintain proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

        Section 10.8 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws (including all Environmental Laws, ERISA, the Code, Regulation U and Regulations T and X of the Board of Governors of the Federal Reserve System), rules, regulations, orders and decrees of a material nature of any Governmental Authority or arbitrator other than any such laws, rules, regulations, orders and decrees contested by appropriate actions or proceedings diligently pursued, if adequate reserves in conformity with GAAP and satisfactory to the Agent are established with respect thereto and except for violations which could not be expected to have a Material Adverse Effect.

        Section 10.9 Compliance with Agreements. The Borrower will, and will cause each of its Subsidiaries to, comply with all agreements, contracts and instruments binding on it or affecting its properties or business other than such noncompliance which could not reasonably be expected to have a Material Adverse Effect.

        Section 10.10 Further Assurances.

               (a) Further Assurance. The Borrower will, and will cause each of its Subsidiaries to, execute and/or deliver pursuant to this clause (a) such further documentation and take such further action as may be reasonably requested by the Required Lenders to carry out the provisions and purposes of the Loan Documents.

               (b) Subsidiary Joinder. The Borrower shall, and shall cause each Domestic Subsidiary of the Borrower to, execute and deliver to the Agent such documentation, including a Joinder Agreement, as the Agent may require to cause each such Domestic Subsidiary to become a party to the Subsidiary Guaranty as required by Article 7.

        Section 10.11 ERISA. With respect to each Plan, the Borrower will, and will cause each of its Subsidiaries to, comply with all minimum funding requirements and all other material requirements of ERISA so as not to give rise to any liability in excess of $5,000,000.

                                   ARTICLE 11

                               Negative Covenants

        The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or any Letter of Credit shall remain outstanding (unless such Letter of Credit is Cash Collateralized in full), the Borrower will perform and observe the following covenants:

        Section 11.1 Debt. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, incur, create, assume or permit to exist any Debt, except:

               (a) Debt to the Lenders pursuant to the Loan Documents;

               (b) Debt described on Schedule 9.9 and any extensions, renewals or refinancings of such existing Debt so long as (i) the principal amount of such Debt after such renewal, extension or refinancing shall not exceed the principal amount of such Debt which was outstanding immediately prior to such renewal, extension or refinancing and (ii) such Debt shall not be secured by any assets other than assets securing such Debt, if any, prior to such renewal, extension or refinancing;

               (c) Debt of a Subsidiary Guarantor owed to the Borrower or another Subsidiary Guarantor; provided that such Debt must according to its terms be fully subordinate in all respects to any of such Subsidiary Guarantor's indebtedness, liabilities or obligations to the Agent and the Lenders pursuant to any Loan Document;

               (d) Guarantees and other Debt incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds, banker's acceptances and other similar obligations including those of the type described in Section 11.2(f);

               (e) Debt of the Borrower or any Subsidiary of the Borrower constituting purchase money Debt (including Capital Lease Obligations) and secured by purchase money Liens permitted by Section 11.2(g), such Debt, in the aggregate, not to exceed at any time an amount equal to ten percent (10.0%) of the Borrower's Tangible Net Worth;

               (f) Debt of the Borrower or any Subsidiary of the Borrower of the type described in clause (l) of the definition of Debt, such Debt, in aggregate principal or principal equivalent amount, not to exceed at any time an amount equal to twenty percent (20.0%) of the Borrower's Tangible Net Worth;

               (g) Debt constituting obligations to reimburse worker's compensation insurance companies for claims paid by such companies on behalf of the Borrower or any Subsidiary of the Borrower in accordance with the policies issued to the Borrower or any such Subsidiary;

               (h)  Debt secured by the Liens permitted by Section 11.2(d) and
        Section 11.2(e);

               (i) unsecured Debt arising under, created by and consisting of Hedge Agreements, provided, (i) such Hedge Agreements shall have been entered into for the purpose of hedging actual risk and not for speculative purposes and (ii) that each counterparty to such Hedge Agreement shall be a Lender (or an Affiliate thereof) or shall be rated at least AA- by Standard and Poor's Rating Service or Aa3 by Moody's Investors Service, Inc.;

               (j) Debt arising from endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business of the Borrower or a Subsidiary of the Borrower;

               (k) Debt consisting of commercial letters of credit and reimbursement obligations therefor (and Guarantees of such reimbursement obligations by Subsidiaries of the Borrower) where the aggregate face amount of such letters of credit does not at any time exceed $200,000,000; and

               (l) In addition to the Debt described in the foregoing clauses
        (a) through (k), Debt (including with respect to standby letters of credit) which does not exceed twenty percent (20%) of the Borrower's Tangible Net Worth in aggregate principal amount at any time outstanding.

        Section 11.2 Limitation on Liens and Restrictions on Subsidiaries. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, incur, create, assume or permit to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except the following:

               (a) existing Liens described on Schedule 11.2 and any extensions, renewals or refinancings of the Debt secured by such Liens as permitted under Section 11.1(b), provided that (i) no such Lien is expanded to cover any additional Property (other than after-acquired title in or on such Property and proceeds of the existing collateral) after the Closing Date and (ii) no such Lien is spread to secure any additional Debt after the Closing Date;

               (b) Liens in favor of the Agent, for the benefit of the Agent and the holders of the Obligations;



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

               (c) encumbrances consisting of easements, zoning restrictions or other restrictions on the use of real Property that do not (individually or in the aggregate) materially detract from the value of the real Property encumbered thereby or materially impair the ability of the Borrower or such Subsidiary to use such real Property in its business;

               (d) Liens for taxes, assessments or other governmental charges (but excluding environmental Liens or Liens under ERISA) that are not delinquent or which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP;

               (e) contractual or statutory Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar Liens securing obligations that are not overdue or are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP and are incurred in the ordinary course of business;

               (f) Liens resulting from deposits to secure payments of worker's compensation, unemployment insurance or other social security programs or to secure the performance of tenders, statutory obligations, leases, insurance contracts, surety and appeal bonds, bids and other contracts incurred in the ordinary course of business (other than for payment of Debt);

               (g) Liens for purchase money obligations and Liens securing Capital Lease Obligations; provided that (i) the Debt secured by any such Lien is permitted under Section 11.1(e) and (ii) any such Lien encumbers only the Property so purchased or leased and the products, proceeds (including insurance proceeds), accessions, replacements, substitutions and improvements thereto;

               (h) any attachment or judgment Lien not constituting an Event of Default;

               (i) any interest or title of a licensor, lessor or sublessor under any license or lease and any interest or title of a licensee, lessee or sublessee under any license, cross-license or lease in any event entered into in the ordinary course of business and not otherwise prohibited by the terms of this Agreement;

               (j) Liens against equipment arising from precautionary UCC financing statement filings regarding operating leases entered into by such Person in the ordinary course of business;

               (k) nonconsensual Liens in favor of banking institutions arising as a matter of law and encumbering the deposits (including the right of set-off) held by such banking institutions in the ordinary course of business; and

               (l) Liens (including statutory and common law liens) in or against goods, documents or instruments, including proceeds (including insurance proceeds), products, accessions, substitutions and replacements related thereto, related to or arising out of



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

        commercial or documentary letter of credit transactions, to the extent that such letter of credit transactions constitute permitted Debt under
        Section 11.1(k).

        Section 11.3 Mergers, Etc. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, become a party to a merger or consolidation or purchase or otherwise acquire all or a substantial part of the business or Property of any Person or all or a substantial part of the business or Property of a division or branch of a Person or a majority interest in the Capital Stock of any Person, or wind up, dissolve or liquidate itself; provided that notwithstanding the foregoing or any other provision of this Agreement as long as no Default exists or would result therefrom and provided the Borrower gives the Agent and the Lenders prior written notice:

               (a) a Subsidiary of the Borrower may wind-up, dissolve or liquidate if its Property is transferred to the Borrower or a Wholly-Owned Subsidiary;

               (b) any Subsidiary of the Borrower may merge or consolidate with the Borrower (provided the Borrower is the surviving entity) or a Wholly-Owned Subsidiary (provided the Wholly-Owned Subsidiary is the surviving entity);

               (c) the Borrower or any Wholly-Owned Subsidiary may make Permitted Acquisitions; and

               (d) to the extent the Required Lenders agree in writing, the Borrower or any Wholly-Owned Subsidiary may make additional acquisitions not included in Permitted Acquisitions.

        Section 11.4 Restricted Payments. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, (a) make any prepayment of any Debt other than (i) the Obligations, (ii) any Debt owed to the Borrower or a Subsidiary of the Borrower or (iii) regularly scheduled payments of principal and interest under the Note Agreement or (b) directly or indirectly declare, order, pay, make or set apart any sum for (i) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any such Person now or hereafter outstanding or (ii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any such Person now or hereafter outstanding except:

               (x) the Borrower may repurchase its Capital Stock, provided that
        (A) the amount of all such repurchases shall not at any time exceed an amount equal to the sum of $100,000,000, plus an amount equal to ten percent (10.0%) of the Borrower's Net Income during the period from the Closing Date through the end of the Fiscal Quarter ending immediately prior to the date of such repurchase and (B) no Default shall be in existence at the time of such repurchase; and

               (y) the Borrower may acquire or redeem Capital Stock of the Borrower held by any former officer, director or employee of the Borrower or beneficiaries of any such Person's estate or trusts created by or for the benefit of any such Person or their beneficiaries.



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

        Section 11.5 Investments. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, make or permit to remain outstanding any advance, loan, extension of credit or capital contribution to or investment in any Person, or purchase or own any stocks, bonds, notes, debentures or other Securities of any Person, or be or become a joint venturer with or partner of any Person (all the foregoing, herein "Investments"), except:

               (a) Permitted Acquisitions;

               (b) the Borrower or any Wholly-Owned Subsidiary may make Investments in Domestic Subsidiaries;

               (c) the Borrower may make Investments in Foreign Subsidiaries (subject to the requirements of Section 11.1 and Section 11.3); provided that (i) the aggregate amount of all Investments in Foreign Subsidiaries shall not exceed an amount equal to fifteen percent (15.0%) of the Borrower's assets at the time of making any such Investment and (ii) such Investments in Foreign Subsidiaries which constitute advances, loans, extensions of credit, bonds, notes or debentures owed to the Borrower shall at all times be subordinate in all respects to the Obligations or any indebtedness, liability or obligation of such Foreign Subsidiary to the Agent and the Lenders (if any) under any Loan Document and must otherwise be in compliance with Section 11.1 and Section 11.3;

               (d) the Borrower may, up to an aggregate amount at any time outstanding of not more than $20,000,000, make equity investments in Affiliates and other Persons and related businesses, excluding Subsidiaries of the Borrower;

               (e) readily marketable direct obligations of the U.S. or any agency thereof with maturities of one year or less from the date of acquisition;

               (f) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the U.S. having capital and surplus in excess of $250,000,000 and repurchase and reverse repurchase obligations entered into with any such commercial bank;

               (g) commercial paper of a domestic issuer and equity or debt Securities of a domestic issuer if at the time of purchase such paper or debt Securities of such issuer is rated in one of the two highest rating categories of Standard and Poor's Rating Service or Moody's Investors Service, Inc. or any successor thereto;

               (h) Investments received in connection with the settlement of delinquent obligations of, and disputes with, customers and suppliers and other trade debtors arising in the ordinary course of business;

               (i) Investments in money market mutual funds registered with the Securities and Exchange Commission meeting the requirements of Rule 2a-7 promulgated under the Investment Company Act of 1940, which funds are rated in one of the two highest rating categories of Standard and Poor's Rating Service or Moody's Investors Service, Inc. or any successor thereto;

               (j) extensions of trade credit in the ordinary course of business;

               (k) to the extent permitted under applicable law, the Borrower and any Wholly-Owned Subsidiary may make loans and advances to officers, directors and employees in the ordinary course of business and consistent with past practices up to an aggregate amount at any time outstanding of not more than $5,000,000;

               (l) Investments existing on the Closing Date and listed on
        Schedule 11.5; and

               (m) Investments consisting of purchases of debt Securities or other extensions of credit by the Borrower or any Subsidiary of the Borrower to the lessor/purchaser in connection with Permitted Sale-Leasebacks.

The amount of Investments pursuant to clause (c) preceding shall be the amount of all cash or other Property invested, loaned, advanced or otherwise contributed to all Foreign Subsidiaries of the Borrower whether such Investments are made as a single transaction or as one of a series of transactions, and such amount shall be determined at the time of making of each Investment or portion thereof if in connection with a series of transactions.

        Section 11.6 Limitation on Issuance of Capital Stock of Subsidiaries. The Borrower will not permit any Subsidiary of the Borrower to at any time issue, sell, assign or otherwise dispose of, except to the Borrower or a Wholly-Owned Subsidiary or in connection with a Permitted Acquisition, (a) any Capital Stock of a Subsidiary of the Borrower, (b) any Securities exchangeable for or convertible into or carrying any rights to acquire any Capital Stock of a Subsidiary of the Borrower or (c) any option, warrant or other right to acquire any Capital Stock of a Subsidiary of the Borrower.

        Section 11.7 Transactions with Affiliates. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, enter into any transaction, including the purchase, sale or exchange of property or the rendering of any service, with any Affiliate (as used in this Section 11.7 the term "Affiliate" shall exclude any Subsidiary of the Borrower) of the Borrower or such Subsidiary of the Borrower, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.

        Section 11.8 Disposition of Assets. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, sell, lease, assign, transfer or otherwise voluntarily dispose of any of its Property other than (a) sales of inventory in the ordinary course of business, (b) Asset Dispositions in the ordinary course of business in connection with the closing of any retail location of the Borrower or any Subsidiary of the Borrower and (c) other Asset Dispositions in any Fiscal Year where the net book value of the assets disposed of does not exceed 10% of the Borrower's Tangible Net Worth as of the last day of the immediately preceding Fiscal Year.

        Section 11.9 Lines of Business. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, engage in any line or lines of business activity other than the business activities in which they are engaged on the Closing Date or a business reasonably related or complementary thereto.

        Section 11.10 Limitations on Restrictions Affecting the Borrower and its Subsidiaries. Neither the Borrower nor any Subsidiary of the Borrower shall enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its Properties, whether now owned or hereafter acquired, other than pursuant to non-assignment provisions of a Permitted Lien, operating lease or of Debt of the type described in clause (l) of the definition of Debt and which is restricted solely to the Property which is the subject of such Permitted Lien or such lease transaction and which does not prohibit the Borrower or any Subsidiary of the Borrower from granting Liens to the Agent or any Lender as collateral for the Obligations. Except as provided herein, the Borrower will not, nor will it permit any Subsidiary of the Borrower to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Borrower or any Subsidiary of the Borrower to (a) pay dividends or make any other distribution on any of its Capital Stock, (b) pay any Debt owed to the Borrower or any Subsidiary of the Borrower, (c) make loans or advances to the Borrower or any Subsidiary of the Borrower, (d) transfer any Property of the Borrower or any Subsidiary of the Borrower to any other Person, except pursuant to non-assignment provisions of Permitted Liens, leases and licenses entered into in the ordinary course of business or (e) make any prepayment of any of the Obligations.

        Section 11.11 Environmental Protection. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, (a) use (or permit any tenant to use) any of its Properties for the handling, processing, storage, transportation or disposal of any Hazardous Material except in compliance with applicable Environmental Laws, (b) generate any Hazardous Material except in compliance with applicable Environmental Laws, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material in violation of any Environmental Law or (d) otherwise conduct any activity or use any of its Properties in any manner that in any material respect violates or is likely to violate any Environmental Law or create any Environmental Liabilities for which the Borrower or any Subsidiary of the Borrower would be responsible that could be expected to have a Material Adverse Effect.

        Section 11.12 ERISA. The Borrower will not, nor will it permit any Subsidiary of the Borrower to:

               (a) allow or take (or permit any ERISA Affiliate to take) any action which would cause any unfunded or unreserved liability for benefits under any Plan (exclusive of any Multiemployer Plan) in excess of $5,000,000 to exist or to be created; or

               (b) with respect to any Multiemployer Plan, allow or take (or permit any ERISA Affiliate to take) any action which would cause any unfunded or unpaid liability by the Borrower or any ERISA Affiliate to any Multiemployer Plan in excess of $5,000,000 to exist or to be created, either individually as to any such Plan or in the aggregate as to all such Plans.

                                   ARTICLE 12

                               Financial Covenants

        The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or any Letter of Credit shall remain outstanding (unless such Letter of Credit is Cash Collateralized in full), it will perform and observe the following financial covenants:

        Section 12.1 Leverage Ratio. As of the end of each Fiscal Quarter, the Borrower shall not permit the Leverage Ratio calculated as of the end of such Fiscal Quarter, for the preceding twelve (12) Fiscal Periods then ending, to exceed 3.50:1.

        Section 12.2 Fixed Charge Coverage Ratio. As of the end of each Fiscal Quarter, the Borrower shall not permit the Fixed Charge Coverage Ratio, calculated as of the end of such Fiscal Quarter, for the preceding four (4) Fiscal Quarter period then ending, to be less than 2.25:1.

        Section 12.3 Minimum Tangible Net Worth. The Borrower shall not permit its Tangible Net Worth at any time to be less than the total of (a) $500,000,000, plus (b) seventy-five percent (75.0%) of the Borrower's positive Net Income for each Fiscal Quarter completed after the Closing Date, plus (c) one hundred percent (100%) of any increase in Tangible Net Worth attributable to issuance of equity Securities of the Borrower or any Subsidiary of the Borrower after the Closing Date minus (d) one hundred percent (100%) of any decrease in Tangible Net Worth attributable to repurchases after the Closing Date of Capital Stock of the Borrower permitted under Section 11.4(x).

        Section 12.4 Capital Expenditures. As of the end of each Fiscal Year, the aggregate amount of all Capital Expenditures of the Borrower and its Subsidiaries for such Fiscal Year shall not exceed nine percent (9%) of gross revenue of the Borrower for such Fiscal Year, plus fifty percent (50.0%) of the amount by which nine percent (9%) of gross revenue of the Borrower for the prior Fiscal Year (provided that Capital Expenditures were subject to the terms of this Section 12.4 during such prior Fiscal Year) exceeded Capital Expenditures during such prior Fiscal Year.

                                   ARTICLE 13

                                     Default

        Section 13.1 Events of Default. Each of the following shall be deemed an "Event of Default":

               (a) the Borrower shall fail to pay (i) when due any principal owing with respect to the Loan or any L/C Obligation payable under any Loan Document or any part thereof, (ii) within three (3) Business Days of the date due any interest on the Loan or any L/C Obligation or fees payable under the Loan Documents or any part thereof or (iii) within three (3) Business Days after the date the Borrower receives written notice of the



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        failure to pay when due, any other Obligation or any part thereof, or any indebtedness, liability or obligation due to any Lender under any Hedge Agreement;

               (b) any representation, warranty or certification made or deemed made by the Borrower or any Subsidiary of the Borrower (or any of their respective officers) in any Loan Document or in any certificate, report, notice or financial statement furnished at any time in connection with any Loan Document shall be false, misleading or erroneous in any material respect when made or deemed to have been made;

               (c) the Borrower or any Subsidiary of the Borrower shall fail to perform, observe or comply with any covenant, agreement or term contained in Section 2.4, Section 5.4(a), Section 10.1, Section 10.2,
        Section 10.6, Section 10.10, Article 11 (other than related to non-consensual Liens under Section 11.2) or Article 12;

               (d) the Borrower or any Subsidiary of the Borrower shall fail to perform, observe or comply with any other agreement or term contained in any Loan Document (other than as described in Section 13.1(a), Section 13.1(b) or Section 13.1(c)) and (i) such failure shall continue for a period of thirty (30) days after the earlier of (A) the date the Agent provides the Borrower with notice thereof or (B) the date the Borrower should have notified the Agent thereof in accordance with Section 10.1(e) or (ii) as otherwise specifically provided by any other Loan Document;

               (e) the Borrower or any Subsidiary of the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) admit in writing its inability to or be generally unable to pay its debts as such debts become due or (vii) take any corporate action for the purpose of effecting any of the foregoing;

               (f) (i) a proceeding or case shall be commenced, without the application, approval or consent of the Borrower or any Subsidiary of the Borrower in any court of competent jurisdiction, seeking (A) its reorganization, liquidation, dissolution, arrangement or winding-up or the composition or readjustment of its debts, (B) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or such Subsidiary or of all or any substantial part of its Property or (C) similar relief in respect of the Borrower or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or readjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days or (ii) an order for relief against the Borrower or any Subsidiary shall be entered in an involuntary case under the Bankruptcy Code;



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

               (g) the Borrower or any Subsidiary of the Borrower shall fail within a period of thirty (30) days after the commencement thereof to discharge or obtain a stay of any attachment, sequestration, forfeiture or similar proceeding or proceedings involving an aggregate amount in excess of $10,000,000 against any of its assets or Properties;

               (h) a final judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate (to the extent not paid or fully covered by insurance acknowledged by a carrier reasonably acceptable to the Agent) shall be rendered by a court or courts against the Borrower or any Subsidiary of the Borrower and the same shall not be satisfied, discharged or dismissed (or provision shall not be made for such satisfaction, discharge or dismissal), or a stay of execution or other stay of enforcement thereof shall not be procured, within sixty (60) days from the date of entry thereof and the Borrower or any Subsidiary of the Borrower, as applicable, shall not, within said period of sixty
        (60) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

               (i) (i) the Borrower or any Subsidiary of the Borrower shall fail to pay when due any principal of or interest on any Debt (other than the Obligations) beyond the period of grace (if any) if the aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of the affected Debt equals or exceeds $10,000,000, or the maturity of any such Debt shall have been accelerated or shall have been required to be prepaid prior to the stated maturity thereof, (ii) any event shall have occurred with respect to any Debt in the aggregate principal amount equal to or in excess of $10,000,000 that permits the holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any prepayment thereof or (iii) any event of default shall have occurred under the Note Agreement;

               (j) this Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower or any Subsidiary, or the Borrower or any Subsidiary shall deny that it has any further liability or obligation under any of the Loan Documents;

               (k) any of the following events shall occur or exist with respect to the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate and in each case, such event or condition, together with all other such events or conditions, if any, have subjected or could in the reasonable opinion of the Agent or the Required Lenders subject the Borrower or any Subsidiary of the Borrower (or any combination thereof) to any tax, penalty or other liability to a Plan, a Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate could reasonably be expected to exceed $5,000,000: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that could reasonably be expected to constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment



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

        of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) the complete or partial withdrawal under
        Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency or termination of any Multiemployer Plan;

               (l) the occurrence of any event or condition which constitutes a Material Adverse Effect and thirty (30) days shall have passed since written notification thereof to the Borrower by the Agent (therein identifying such event or condition) without such event or condition having been remedied, cured or waived; or

               (m) the occurrence of a Change of Control.

        Section 13.2 Remedies. If any Event of Default shall occur and be continuing, the Agent may (and if directed by the Required Lenders, shall) do any one or more of the following:

               (a) Acceleration. By notice to the Borrower, declare all outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without further notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower except as where required by the specific terms of this Agreement or the other Loan Documents;

               (b) Termination of Commitments. Declare the Commitments and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

               (c) Cash Collateralization. Require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof);

               (d) Judgment. Reduce any claim to judgment; and

               (e) Rights. Exercise any and all rights and remedies afforded by the laws of the State of California, or any other jurisdiction governing any of the Loan Documents, by equity or otherwise;

provided, however, that, upon the occurrence of an Event of Default under
Section 13.1(e) or Section 13.1(f) with respect to the Borrower or any Guarantor, the Commitments of all of the Lenders and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate and the outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower or any other party under the Loan Documents shall thereupon become immediately due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Agent or any Lender, and in each case without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.



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

        Section 13.3 Performance by the Agent. Upon the occurrence of a Default, if the Borrower or any Guarantor shall fail to perform any agreement in accordance with the terms of the Loan Documents, the Agent may, and at the direction of the Required Lenders shall, perform or attempt to perform such agreement on behalf of the Borrower or such Guarantor, as applicable. In such event, at the request of the Agent, the Borrower shall promptly pay any amount expended by the Agent or the Lenders in connection with such performance or attempted performance, to the Agent at the Principal Office together with interest thereon at the Default Rate applicable to the Base Rate Balance from the date of such expenditure to the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent, the Arranger, nor any Lender shall have any liability or responsibility for the performance of any obligation of the Borrower or any Guarantor under any Loan Document.

        Section 13.4 Set-off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, without notice to the Borrower or any other Person (any such notice being hereby expressly waived), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing under any Loan Document, irrespective of whether or not the Agent or such Lender shall have made any demand under such Loan Documents and although the Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower (with a copy to the Agent) after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights and remedies of each Lender hereunder are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

        Section 13.5 Continuance of Default. For purposes of all Loan Documents, a Default shall be deemed to have continued and exist until the Agent shall have actually received evidence satisfactory to the Agent that such Default shall have been remedied.

                                   ARTICLE 14

                                    The Agent

        Section 14.1 Appointment and Authorization of the Agent.

               (a) Each Lender hereby irrevocably (subject to Section 14.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without



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

        limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement and in the other Loan Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

               (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Agent in this Article 14 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent" as used in this
        Article 14 and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions and (ii) as additionally provided herein with respect to the L/C Issuer.

        Section 14.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

        Section 14.3 Liability of the Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein) or (b) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by the Borrower or any other party to any Loan Document, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any Subsidiary or Affiliate thereof.

        Section 14.4 Reliance by the Agent.

               (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine



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

        and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower or any other Person party to any Loan Document), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or all Lenders, as applicable) as the Agent deems appropriate and, if the Agent so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders and Participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Agent shall, and in all other instances, the Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

               (b) For purposes of determining compliance with the conditions specified in Article 8, each Lender and Participant shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent by the Agent to each Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

        Section 14.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default as may be directed by the Required Lenders; provided, however, that unless and until the Agent has received any such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

        Section 14.6 Credit Decision; Disclosure of Information by the Agent. Each Lender and Participant acknowledges that no Agent-Related Person has made any representation or warranty to such Lender or Participant, and that no act by the Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any of its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender or Participant as to any matter, including whether any Agent-Related Person has disclosed material information in its possession. Each Lender, including any Lender by assignment, and each Participant represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and each such Lender or

Participant has made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and Participant also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as such Lender or Participant shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent herein, the Agent shall not have any duty or responsibility to provide any Lender or Participant with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries or Affiliates which may come into the possession of any Agent-Related Person.

        Section 14.7 Indemnification of the Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do
so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, further, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

        Section 14.8 The Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Affiliates as though Bank of America were not the Agent or L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders and Participants acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Borrower and its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Balances, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent or the L/C Issuer, and the terms "Lender" and "Lenders" shall include Bank of America in its individual capacity.



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

        Section 14.9 Resignation of the Agent. The Agent may, and at the request of the Required Lenders shall, resign as the Agent upon thirty (30) days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer. If the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Agent and L/C Issuer, and the respective terms "Agent" and "L/C Issuer" shall mean such successor administrative agent and Letter of Credit issuer, and the retiring Agent's appointment, powers and duties as the Agent shall be terminated and the retiring L/C Issuer's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Agent's resignation hereunder as the Agent, the provisions of this Article 14, Section 15.1, and Section 15.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement. If no successor administrative agent has accepted appointment as the Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

        Section 14.10 Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any Guarantor, the Agent (irrespective of whether the principal of the Loan or any L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

                      (i) to file and prove a claim for the whole amount of the
               principal and interest owing and unpaid in respect of the Loan, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agent and their respective agents and counsel and all other amounts due the Lenders and the Agent under Sections 3.9, 3.10, 4.6, 4.7 and 15.1) allowed in such judicial proceeding; and

                      (ii) to collect and receive any monies or other property
               payable or deliverable on any such claims and to distribute the same;



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

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 4.7 and 15.1.

        Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Agent to vote in respect of the claim of any Lender in any such proceeding.

        Section 14.11 Guaranty Matters. The Lenders irrevocably authorize the Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranties if such Person ceases to be a Subsidiary of the Borrower as a result of a transaction permitted hereunder. Upon request by the Agent at any time, the Required Lenders will confirm in writing the Agent's authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 14.11.

        Section 14.12 Co-Agents; Lead Managers. None of the Lenders identified on the facing page or signature pages of this Agreement as a "co-agent" or other similar title shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified as a "co-agent" or other similar title shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE 15

                                  Miscellaneous

        Section 15.1 Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent for, promptly after presentation of supporting documents, all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated) and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs and (b) to pay or reimburse the Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any insolvency law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Agent and the cost of independent public accountants and other outside



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experts retained by the Agent or any Lender. All amounts due under this Section
15.1 shall be payable within thirty (30) Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

        Section 15.2 Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any Subsidiary or Affiliate of the Borrower, or any Environmental Liability related in any way to the Borrower or any Subsidiary or Affiliate of the Borrower or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement. All amounts due under this Section 15.2 shall be payable within thirty (30) Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

        Section 15.3 Limitation of Liability. No Agent-Related Person, Lender or any Affiliate, officer, director, employee, attorney or agent thereof shall have any liability with respect to the Borrower for and, by the execution of the Loan Documents to which it is a party, each other party to any Loan Document, hereby waives, releases, and agrees not to sue any of them upon, any claim for, any special, indirect, incidental, consequential or punitive damages suffered or incurred by any such Person in connection with, arising out of, or in any way related to any of the Loan Documents, or any of the transactions contemplated by any of the Loan Documents.



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        Section 15.4 No Duty. All attorneys, accountants, appraisers and other professional Persons and consultants retained by any of the Agent, the Arranger or any Lender shall have the right to act exclusively in the interest of Agent, the Arranger and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to the Borrower or any Guarantor, any shareholders of the Borrower or any Guarantor or any other Person.

        Section 15.5 No Fiduciary Relationship. The relationship between the Borrower and the Guarantors on the one hand and the Agent, the Arranger and the Lenders on the other is solely that of debtor and creditor, and neither any of the Agent, the Arranger nor any Lender has any fiduciary or other special relationship with the Borrower or any Guarantor, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and the Guarantors on the one hand and any of the Agent, the Arranger and each Lender on the other to be other than that of debtor and creditor.

        Section 15.6 Equitable Relief. The Borrower recognizes that in the event the Borrower or any Guarantor fails to pay, perform, observe or discharge any or all of the Obligations under the Loan Documents, any remedy at law may prove to be inadequate relief to the Agent and the Lenders. The Borrower therefore agrees that the Agent and the Lenders, if the Agent or the Required Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

        Section 15.7 No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided for in the Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

        Section 15.8 Successors and Assigns.

               (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of clause (b) of this Section, (ii) by way of participation in accordance with the provisions of clause (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.



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               (b) Any Lender may at any time assign to one or more Eligible
        Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the portion of the Loan (including for purposes of this clause (b), participations in L/C Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the portion of the Loan at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes the Loan outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (which consent of the Borrower shall not be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the portion of the Loan or the Commitment assigned, (iii) any assignment of a Commitment must be approved by the Agent and the L/C Issuer unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee) and (iv) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption and an Acknowledgement of Intercreditor Agreement, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 6.1, 6.5, 6.6, 15.1 and 15.2 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender and, if applicable, shall deliver a replacement Note to the assignor Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section. From time to time upon request of the Borrower, the Agent will inform the Borrower of the identities of all Lenders and their respective Commitments.

               (c) The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the portion of the Loan and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the



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        Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as the Lender shall be conclusive and binding on any subsequent holder, assignee, or transferee of the corresponding Commitments or Obligations. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

               (d) Any Lender may at any time, without the consent of, but with notice to, the Borrower and the Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loan (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that a Lender selling a participation may, in any agreement with a Participant, give such Participant the right to consent to any matter which (A) extends the Maturity Date as to such Participant or any other date upon which any payment of money is due to such Participant, (B) reduces the rate of interest owing to such Participant, any fee or any other monetary amount owing to such Participant, (C) reduces the amount of any installment of principal owing to such Participant or (D) releases all or substantially all of the Guarantors of their obligations under the Subsidiary Guaranty. Subject to clause
        (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 6.1, 6.5 and 6.6 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section. To the extent permitted by law, each Participant shall be also entitled to the benefits of Section 13.4 as though it were a Lender, provided such Participant agrees to be subject to Section 5.7 as though it were a Lender.

               (e) A Participant shall not be entitled to receive any greater payment under Section 6.1 or 6.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 6.5 unless such Participant agrees, for the benefit of the Borrower, to comply with Section 15.22 as though it were a Lender (it being understood that the Agent and the Borrower shall be third party beneficiaries of such covenant).

               (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure



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        obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

               (g) As used herein, the following terms have the following meanings:

               "Eligible Assignee" means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any other Person (other than a natural person) approved by (x) the Agent and the L/C Issuer and (y) unless an Event of Default has occurred and is continuing, the Borrower (which approval of the Borrower shall not be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

               "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

               "Approved Fund" means any Fund that is administered or managed by
               (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

               (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and portions of the Loan owing to it pursuant to clause (b) above, Bank of America may, upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder (and upon acceptance of such appointment by a Lender, such Lender shall be such successor L/C Issuer); provided that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to fund Base Rate Balances or fund risk participations in Unreimbursed Amounts pursuant to Section 3.3).

        Section 15.9 Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Agent and each Lender, regardless of any investigation made by the Agent or any Lender or on their behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default at the time of any extension of credit hereunder, and shall continue in full force and effect as long as the Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. Without prejudice to the survival of any other



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obligation of the Borrower hereunder, the obligations under Article 6, Section
14.7, Section 15.1 and Section 15.2 shall survive repayment of the Notes and termination of the Commitments.

        Section 15.10 Entire Agreement. This Agreement, together with the other Loan Documents and any letter agreements referred to herein, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

        Section 15.11 Amendments and Waivers. Any provision of any Loan Document may be amended or waived and any consent to any departure by the Borrower therefrom may be granted if, but only if, such amendment, waiver or consent is in writing and is signed by the Borrower, and the Required Lenders; provided that no such amendment, waiver or consent shall:

               (a) waive any condition set forth in Section 8.1(a) without the written consent of each Lender;

               (b) extend or increase the Commitment of any Lender (or reinstate any Commitment theretofore terminated) without the written consent of such Lender;

               (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

               (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 15.11) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, provided that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

               (e) change Section 5.7 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

               (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

               (g) release all or substantially all the Guarantors from the Guaranty without the written consent of each Lender;



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and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above, affect the rights or duties of the Agent under this Agreement or any other Loan Document and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

        Section 15.12 Maximum Interest Rate. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the "Maximum Rate"). If the Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excessive interest shall be applied to the principal of the Obligations or, if it exceeds the unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged or received by the Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

        Section 15.13 Notices and Other Communications; Facsimile Copies.

               (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to clause (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                      (i) if to the Borrower, the Agent or the L/C Issuer, to
               the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 15.13 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

                      (ii) if to any other Lender, to the address, facsimile
               number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Agent and the L/C Issuer.

        All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto, (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid, (C) if



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        delivered by facsimile, when sent and receipt of such delivery has been confirmed by telephone from the receiving party and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of clause (c) below), when delivered; provided that notices and other communications to the Agent and the L/C Issuer pursuant to Article 3 and
        Article 4 shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

               (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on the Borrower, the Guarantors, the Agent and the Lenders. The Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

               (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 10.1, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

               (d) Reliance by Agent and Lenders. The Agent and the Lenders shall be entitled to rely and act upon any notice (including telephonic notices of borrowing, Conversion and Continuation) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.

        Section 15.14 Governing Law; Venue; Service of Process.

               (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

               (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT,



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        THE BORROWER, THE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN
        RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAWS OF SUCH STATE.

        Section 15.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

        Section 15.16 Severability. Any provision of any Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of such Loan Document and the effect thereof shall be confined to the provision held to be invalid or illegal.

        Section 15.17 Headings. The headings, captions and arrangements used in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

        Section 15.18 Construction. The Borrower, each Guarantor (by its execution of the Loan Documents to which it is a party), the Agent and each Lender acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.

        Section 15.19 Independence of Covenants. All covenants under the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

        Section 15.20 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE



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OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO
THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        Section 15.21 Confidentiality. The Agent, each Lender and each Participant shall use any confidential non-public information concerning the Borrower and its Subsidiaries that is furnished to the Agent or such Lender by or on behalf of the Borrower and its Subsidiaries in connection with the Loan Documents (collectively, "Confidential Information") solely for the purpose of evaluating and providing products and services to them and administering and enforcing the Loan Documents, and it will hold the Confidential Information in confidence. Notwithstanding the foregoing, the Agent and each Lender may disclose Confidential Information (a) to their Affiliates or any of their or their Affiliates' directors, officers, employees, auditors, counsel, advisors or representatives (collectively, the "Representatives") whom it determines need to know such information for the purposes set forth in this Section, (b) to any bank or financial institution or other entity to which such Lender has assigned or desires to assign an interest or participation in the Loan Documents or the Obligations, provided that any such foregoing recipient of such Confidential Information agrees to keep such Confidential Information confidential as specified herein, (c) to any Governmental Authority having or claiming to have authority to regulate or oversee any aspect of the Agent's or such Lender's business or that of their Representatives in connection with the exercise of such authority or claimed authority, (d) to the extent necessary or appropriate to effect or preserve the Agent's or such Lender's or any of their Affiliates' security (if any) for any Obligation or to enforce any right or remedy or in connection with any claims asserted by or against the Agent or such Lender or any of their Representatives and (e) pursuant to any subpoena or any similar legal process. For purposes hereof, the term "Confidential Information" shall not include information that (x) is in the Agent's or a Lender's possession prior to its being provided by or on behalf of the Borrower or any of its Subsidiaries; provided that such information is not known by the Agent or such Lender to be subject to another confidentiality agreement with, or other legal or contractual obligation of confidentiality to, the Borrower or any of its Subsidiaries, (y) is or becomes publicly available (other than through a breach hereof by the Agent or such Lender) or (z) becomes available to the Agent or such Lender on a nonconfidential basis; provided, further, that the source of such information was not known by the Agent or such Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information.

        Section 15.22 Foreign Lenders. Each Foreign Lender shall deliver to the Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two (2) duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Foreign Lender shall (a) promptly submit to the Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant U.S. taxing authorities) as may then be available under then current U.S. laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Agent of any available exemption from or reduction of, U.S. withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (b) promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Foreign Lender, and as may be reasonably necessary (including the re-designation of its Applicable Lending Office) to avoid any requirement of applicable laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender. If such Foreign Lender fails to deliver the above forms or other documentation, then the Agent may withhold from any interest payment to such Foreign Lender an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Agent did not properly withhold any tax or other amount from payments made in respect of such Foreign Lender, such Foreign Lender shall indemnify the Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including Attorney Costs) of the Agent. The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of the Agent.

        Section 15.23 Amendment and Restatement. This Agreement amends, restates and replaces in its entirety the Original Agreement. All rights, benefits, indebtedness, interest, liabilities and obligations of the parties to the Original Agreement are hereby amended, restated, replaced and superseded in their entirety according to the terms and provisions set forth herein. All indebtedness, liabilities and obligations under the Original Agreement, including all promissory notes executed by the Borrower pursuant thereto, are hereby renewed by this Agreement, the Notes and the other Loan Documents executed by the Borrower pursuant to this Agreement and shall, from and after the Closing Date, be governed by this Agreement and the other Loan Documents. The Borrower represents and warrants that as of the date hereof there are no claims or offsets against, or defenses or counterclaims to, its obligations under this Agreement, the Original Agreement or any of the other agreements, documents or instruments executed in connection herewith or therewith. To induce the Agent and the Lenders to enter into this Agreement, the Borrower waives any and all such claims, offsets, defenses and counterclaims, whether known or unknown, arising prior to the Closing Date and relating to the Original Agreement or this Agreement.

                  [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                             BORROWER:

                                             WILLIAMS-SONOMA, INC.


                                             By: /s/ SHARON L. MCCOLLAM
                                                --------------------------------
                                             Name: SHARON L. MCCOLLAM
                                                  ------------------------------
                                             Title: SVP & CFO
                                                   -----------------------------

                                             AGENT:

                                             BANK OF AMERICA, N.A., as the Agent


                                             By: /s/ DORA A. BROWN
                                                --------------------------------
                                             Name: DORA A. BROWN
                                                  ------------------------------
                                             Title: VICE PRESIDENT
                                                   -----------------------------

                                             LENDERS:

                                             BANK OF AMERICA, N.A., as a Lender
                                             and as L/C Issuer
Commitment:
        $49,000,000

                                             By: /s/ LISA M. THOMAS
                                                --------------------------------
                                             Name: LISA M. THOMAS
                                                  ------------------------------
                                             Title: SENIOR VICE PRESIDENT
                                                   -----------------------------

                                             FLEET NATIONAL BANK
Commitment:
        $30,000,000

                                             By: /s/ PETER L. GRISWOLD
                                                --------------------------------
                                             Name: PETER L. GRISWOLD
                                                  ------------------------------
                                             Title: MANAGING DIRECTOR
                                                   -----------------------------

                                             THE BANK OF NEW YORK
Commitment:
        $30,000,000

                                             By: /s/ CHARLOTTE SOHN FUIKS
                                                --------------------------------
                                             Name: CHARLOTTE SOHN FUIKS
                                                  ------------------------------
                                             Title: VICE PRESIDENT
                                                   -----------------------------

                                             WELLS FARGO BANK, N.A., as a Lender
Commitment:
        $20,000,000

                                             By: /s/ KATRINA FLOWERS
                                                --------------------------------
                                             Name: KATRINA FLOWERS
                                                  ------------------------------
                                             Title: VICE PRESIDENT
                                                   -----------------------------


                                             By: /s/ ROGER FLEISCHMANN
                                                --------------------------------
                                             Name: ROGER FLEISCHMANN
                                                  ------------------------------
                                             Title: SVP AND MANAGER
                                                   -----------------------------

                                             JPMORGAN CHASE BANK
Commitment:
        $20,000,000

                                             By: /s/ JAMES A. KNIGHT
                                                --------------------------------
                                             Name: JAMES A. KNIGHT
                                                  ------------------------------
                                             Title: VICE PRESIDENT
                                                   -----------------------------

                                             UNION BANK OF CALIFORNIA, N.A.
Commitment:
        $17,000,000

                                             By: /s/ THERESA L. ROCHA
                                                --------------------------------
                                             Name: THERESA L. ROCHA
                                                  ------------------------------
                                             Title: VICE PRESIDENT
                                                   -----------------------------

                                             U.S. BANK NATIONAL ASSOCIATION
Commitment:
        $17,000,000

                                             By: /s/ GREGORY L. DRYDEN
                                                --------------------------------
                                             Name: GREGORY L. DRYDEN
                                                  ------------------------------
                                             Title: VICE PRESIDENT
                                                   -----------------------------

                                             NATIONAL CITY BANK
Commitment:
        $17,000,000

                                             By: /s/ THOMAS E. REDMOND
                                                --------------------------------
                                             Name: THOMAS E. REDMOND
                                                  ------------------------------
                                             Title: VICE PRESIDENT
                                                   -----------------------------

                                    EXHIBIT A

                             Form of Revolving Note

                                    EXHIBIT B

                             Form of Swingline Note

                                    EXHIBIT C

                        Form of Assignment and Acceptance

                                    EXHIBIT D

                         Form of Compliance Certificate

                                    EXHIBIT E

                           Form of Subsidiary Guaranty

                                    EXHIBIT F

     Form of Notice of Borrowings, Conversions, Continuations or Prepayments

                                    EXHIBIT G

                            Form of Joinder Agreement

                                    EXHIBIT H

              Form of Acknowledgment of Intercreditor Agreement

                                   Schedule 1

                                  Schedule 9.4

                                  Schedule 9.5

                                  Schedule 9.9

                                  Schedule 9.10

                                  Schedule 9.12

                                  Schedule 9.14

                                  Schedule 9.15

                                  Schedule 9.19

                                  Schedule 9.20

                                  Schedule 9.21

                                  Schedule 11.2

                                  Schedule 11.5

                                 Schedule 15.13